UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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DISCOVERY LABORATORIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Discovery Laboratories, Inc.

2600 Kelly Road, Suite 100

Warrington, Pennsylvania 18976-3622

(215) 488-9300

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To be held on January 21, 2016

To the Stockholders of Discovery Laboratories, Inc.:

A Special Meeting of Stockholders of Discovery Laboratories, Inc., a Delaware corporation (the “Company”), will be held on January 21, 2016, at 8:00 a.m. Eastern Time at Homewood Suites, 2650 Kelly Road, Warrington, Pennsylvania 18976, for the following purposes:

1.              To authorize the Board of Directors of the Company (the “Board”), in its sole discretion, to effect a share consolidation, or reverse split (“reverse split”), of our common stock, par value $.001 per share (“Common Stock”), by filing an Amendment to our Amended and Restated Certificate of Incorporation, as amended (“Certificate of Incorporation”), at any time through December 31, 2016, at an exchange ratio of not less than 1-for-10 and not greater than 1-for-20, as determined by the Board in its sole discretion.  The Board will retain the discretion to determine whether or not to implement a reverse split through December 31, 2016 (Proposal 1);

2.              If and only if Proposal 1 is approved by stockholders, to authorize the Board in conjunction with a reverse split to reduce the number of authorized shares of Common Stock available for issuance from 250 million shares to a number that equals the number set forth opposite the exchange ratio applied in the reverse split in the table included on page 5 of this Proxy Statement, by filing an Amendment to our Certificate of Incorporation at any time through December 31, 2016.  For example, if a 1-for-10 reverse split is implemented, the authorized shares will be reduced from 250 million to 50 million shares (Proposal 2);

3.              If and only if Proposal 1 is approved by stockholders, to approve the Amended and Restated Discovery Laboratories, Inc. 2011 Long-Term Incentive Plan (“Restated 2011 Plan”) to authorize the issuance of additional shares under the 2011 Long-Term Incentive Plan in an amount that equals the number set forth opposite the exchange ratio applied in the reverse split in the table included on page 18 of this Proxy Statement, and approve the Restated 2011 Plan for purposes of Section 162 of the Internal Revenue Code for an additional five years (Proposal 3);

4.              To authorize an adjournment of the Special Meeting (as may be determined by the Board), if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of any of Proposals 1 through 3 (Proposal 4); and

To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

Only stockholders of record at the close of business on December 10, 2015 (“Record Date”) are entitled to notice of, and to vote at, the meeting and any adjournments or postponements thereof.  A complete list of those stockholders will be open to examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours at the Company’s principal executive offices at 2600 Kelly Road, Suite 100, Warrington, Pennsylvania 18976-3622 for a period of 10 days prior to the meeting.

If you have any questions or need assistance in voting your shares, please call the firm assisting us in our solicitation of proxies:

Morrow & Co., LLC

470 West Ave.

Stamford, CT 06902

1-203-658-9400

By Order of the Board,

Mary B. Templeton, Esq.
Senior Vice President, General Counsel &
Corporate Secretary

Warrington, Pennsylvania

December 15, 2015

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING TO BE HELD ON JANUARY 21, 2016: This Notice of Special Meeting of Stockholders and our Proxy Statement are available for viewing, printing and downloading at http://www.ezodproxy.com/discoverylabs/sm2016.

DISCOVERY LABORATORIES, INC.

PROXY STATEMENT

SPECIAL MEETING OF STOCKHOLDERS

January 21, 2016

Proxies and voting instructions in the form enclosed with this Proxy Statement are solicited by the Board of Directors (the “Board”) of Discovery Laboratories, Inc., a Delaware corporation (referred to as “we,” “our,” “us,” and “the Company”), with principal executive offices at 2600 Kelly Road, Suite 100, Warrington, Pennsylvania 18976-3622, for use at the Special Meeting of Stockholders (the “Special Meeting”) to be held on January 21, 2016, at 8:00 a.m. at Homewood Suites, 2650 Kelly Road, Warrington, Pennsylvania 18976, and at any adjournment or postponement thereof.  We expect to mail this Proxy Statement and the form of proxy on or about December 15, 2015 to stockholders as of the record date of December 10, 2015 the (“Record Date”).

What matters will be voted on at the Special Meeting?

Four proposals will be taken up at the meeting as well as such other business as may properly come before the meeting and any adjournments or postponements thereof.  The four proposals are:

1.              To authorize the Board, in its sole discretion, to effect a share consolidation, or reverse split (“reverse split”), of our common stock, par value $.001 per share (“Common Stock”), by filing an Amendment to our Amended and Restated Certificate of Incorporation, as amended (“Certificate of Incorporation”), at any time through December 31, 2016, at an exchange ratio of not less than 1-for-10 and not greater than 1-for-20, as determined by the Board in its sole discretion.  The Board will retain the discretion to determine whether or not to implement a reverse split through December 31, 2016 (Proposal 1);

2.              If and only if Proposal 1 is approved by stockholders, to authorize the Board in conjunction with a reverse split to reduce the number of authorized shares of Common Stock available for issuance from 250 million shares to a number that equals the number set forth opposite the exchange ratio applied in the reverse split in the table included on page 5 of this Proxy Statement, by filing an Amendment to our Certificate of Incorporation at any time through December 31, 2016.  For example, if a 1-for-10 reverse split is implemented, the authorized shares will be reduced from 250 million to 50 million shares (Proposal 2);

3.              If and only if Proposal 1 is approved by stockholders, to approve the Amended and Restated Discovery Laboratories, Inc. 2011 Long-Term Incentive Plan (“Restated 2011 Plan”) to authorize the issuance of additional shares under the 2011 Long-Term Incentive Plan in an amount that equals the number set forth opposite the exchange ratio applied in the reverse split in the table included on page 18 of this Proxy Statement, and approve the Restated 2011 Plan for purposes of Section 162 of the Internal Revenue Code for an additional five years (Proposal 3);

4.              To authorize an adjournment of the Special Meeting (as may be determined by the Board), if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of any of Proposals 1 through 3 (Proposal 4); and

To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

Who may vote at the Special Meeting?

Only stockholders of record of our Common Stock as of the Record Date (December 10, 2015) may vote at the Special Meeting (and any adjournments or postponements of the Special Meeting).  Stockholders will be entitled to one vote for each share of Common

Stock held.  As of the Record Date, 114,064,773 shares of Common Stock were outstanding and entitled to vote at the meeting.

How may stockholders vote their shares at the Special Meeting?

Usually, your shares are either (i) registered directly in your name on our books, which are maintained by our transfer agent, or (ii) held for you by a bank, advisory or brokerage firm or other financial institution (individually and collectively referred to in this Proxy Statement as “broker(s)”).

Stockholders whose shares are registered on our books maintained by our transfer agent may vote their shares by telephone, via the Internet, by mailing a properly executed proxy card, or in person at the Special Meeting.  We encourage you to vote early using any of these means to assure that your shares are represented at the Special Meeting.  Detailed instructions are provided on the proxy card delivered with this Proxy Statement.  If you plan to attend the Special Meeting in person, you will need to bring with you a photo ID and evidence of your stock ownership as of the Record Date.

What if my shares are held for me in “street name”?

Shares of our Common Stock held by brokers on behalf of beneficial owners of our Common Stock are considered to be held in “street name.”  When shares are held in “street name,” the brokers or their nominees are the holders registered on our books and will generally vote shares in accordance with customers’ voting instructions.  Accordingly, if your shares are held in “street name,” you should provide your voting instructions to your broker, which in turn will submit to us a single proxy reflecting all voting instructions received for its total position.  If your shares are held in “street name” and you have not received from your broker information about how to you to vote your shares, you should ask your broker for that information.  As your vote is very important, please be sure to provide voting instructions to your broker.

If your shares are held in “street name” and you plan to attend the Special Meeting in person, you will need to bring with you a photo ID and evidence from your broker of your stock ownership as of the Record Date.

What are broker “non-votes”?

If your shares are held in “street name” and you do not provide specific voting instructions with respect to all proposals, if any proposals are deemed to be “non-discretionary,” your broker will not be permitted to submit a vote on your behalf and a broker “non-vote” will occur.  Rule 452 of the New York Stock Exchange regulates the behavior of brokers who are “member organizations” of the NYSE (without regard to the exchange on which a company’s shares may trade).  Under these rules, your broker may be permitted to vote your shares with respect to proposals that are considered “discretionary” even if you do not provide specific voting instructions.  Under the NYSE Rule 452, which affects how brokers licensed by the NYSE may vote shares held by them on behalf of their clients, it is our understanding that the proposal related to the Restated 2011 Plan (Proposal 3) is deemed to be “non-discretionary” and the proposals to authorize the Board to file Amendments to our Certificate of Incorporation to effect a reverse split (Proposal 1), to decrease the number of shares authorized shares post-split (Proposal 2), and the proposal to authorize an adjournment (Proposal 4) are deemed to be “discretionary” proposals.

Broker non-votes will be counted as present for purposes of determining whether or not a quorum exists for the transaction of business generally and for discretionary proposals, but they will not be counted for purposes of determining the number of shares represented and voted with respect to non-discretionary proposals.  If you do not give your broker specific voting instructions for the non-discretionary proposal, your broker cannot vote your shares for that proposal and your shares will not be included in the tabulation to determine if we have received the required number of votes needed to approve these very important proposals.

How will a quorum be established at the Special Meeting?

To transact any business at the Special Meeting, at least a majority of the outstanding shares of our Common Stock entitled to vote at the Special Meeting must be present in person or by proxy.  For purposes of determining whether there is a quorum, the following shares are counted as present:

•                  Shares represented by stockholders attending the Special Meeting in person, whether or not they vote all their shares;

•                  All shares represented by validly delivered proxies which contain one or more abstentions or which have votes withheld from any nominee for director; and

•                  Shares represented by validly delivered proxies containing broker “non-votes.”

How are stockholder votes counted?

All telephone and Internet votes by stockholders of record whose shares are registered directly on our books with our transfer agent that are submitted before 7:00 p.m. EST, January 20, 2016, and all properly executed proxies and broker instructions that are received in time to be counted before the polls are closed at the Special Meeting (and not properly revoked) will be counted.  Where a choice has been specified on the proxy with respect to any matter, the shares represented by the proxy will be voted in accordance with those specifications.  Where a choice has not been specified on a proxy received and not so marked or via telephone or Internet and not so indicated with respect to any matter, the shares represented by the proxy will be voted in accordance with the Board’s recommendation.

For each of the Proposals, you may determine to vote “FOR,” “AGAINST,” or “ABSTAIN” from voting.  Broker “non-votes” are not considered to have been voted for non-discretionary proposals and are not counted as present in determining whether non-discretionary proposals have been approved by a majority of the shares present and entitled to vote on the proposals.  We believe that Proposals 1, 2 and 4 will be deemed to be discretionary.  We believe that Proposal 3 will be deemed to be non-discretionary and will require the affirmative vote of a majority of shares voting in person or by proxy on the proposal, excluding broker “non-votes.”

If any other matter not discussed in this Proxy Statement is presented at the Special Meeting and upon which a vote may be properly taken, shares represented by all proxies received by the Board will be voted with respect thereto in accordance with the judgment of the persons named in the proxies.

How does the Board recommend that stockholders vote their shares?

The Board recommends that you vote “FOR” each of the proposals.

How can I revoke a vote submitted prior to the Special Meeting?

You can revoke a vote at any time prior to the Special Meeting and you may thereafter attend and vote at the Special Meeting.  You can revoke a vote as follows:

•                  If you voted originally by telephone or via the Internet, enter new instructions on the same voting system before 7:00 p.m. EST, January 20, 2016; or

•                  If you voted by giving your vote to our proxy solicitor, Morrow & Co., LLC (“Morrow”) via telephone, call Morrow at 1-203-658-9400 before 7:00 p.m. EST on January 20, 2016 and advise them that you wish to revoke or change your vote; or

•                  If your shares are registered in your name on our books,

•                  send a written notice of revocation to us, attention Corporate Secretary, which must be received prior to the close of voting at the Special Meeting on January 21, 2016; or

•                  attend the Special Meeting and vote in person (or send a personal representative with an appropriate proxy); or

•                  If your shares are held for you in “street name,”

•                  contact the broker that delivered your Proxy Statement to you for instructions about how to change your vote; or

•                  if you wish to change your vote by attending the Special Meeting, you must contact your broker for documentation confirming your ownership — only your broker may change voting instructions with respect to shares held in “street name.”

PROPOSAL 1

TO AUTHORIZE THE BOARD, IN ITS SOLE DISCRETION, TO EFFECT A SHARE CONSOLIDATION, OR REVERSE SPLIT, OF OUR COMMON STOCK AT AN EXCHANGE RATIO OF NOT LESS THAN 1-FOR-10 AND NOT GREATER THAN 1-FOR-20, AS SHALL BE DETERMINED IN THE SOLE DISCRETION OF THE BOARD BY FILING AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION AT ANY TIME THROUGH DECEMBER 31, 2016

AND

IF AND ONLY IF PROPOSAL 1 IS APPROVED,

PROPOSAL 2

TO AUTHORIZE THE BOARD IN CONJUNCTION WITH A REVERSE SPLIT TO REDUCE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE FROM 250 MILLION SHARES TO A NUMBER THAT EQUALS THE NUMBER SET FORTH OPPOSITE THE EXCHANGE RATIO APPLIED IN THE REVERSE SPLIT IN THE TABLE INCLUDED ON PAGE 5 OF THIS PROXY STATEMENT, BY FILING AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION AT ANY TIME THROUGH DECEMBER 31, 2016.  FOR EXAMPLE, IF A 1-FOR-10 REVERSE SPLIT IS IMPLEMENTED, THE AUTHORIZED SHARES WILL BE REDUCED FROM 250 MILLION TO 50 MILLION SHARES.

With the exception of the anticipated post-split share numbers and stock prices set forth in these Proposals, unless otherwise indicated, the share numbers in these proposals do not reflect the effect of any reverse split or change in the authorized shares of Common Stock

General

The Board has determined that it is advisable and in our best interest and that of our stockholders to restructure our capital and has directed to be submitted to stockholders Proposals 1 and 2 to authorize the Board, in its sole discretion, (i) to effect a share consolidation, or reverse stock split (reverse split) of our Common Stock, at an Exchange Ratio of not less than 1-for-10 and not greater than 1-for-20, as shall be determined in the sole discretion of the Board, on the terms described in this Proxy Statement; and (ii) if and only if the reverse split is approved by the stockholders, in conjunction with a reverse split, to reduce the number of authorized shares of Common Stock under our Certificate of Incorporation from 250 million (which is not otherwise affected by the reverse split) to a number determined by applying a ratio equal to half the Exchange Ratio applied in the reverse split.  Examples of this calculation are presented in the table included on page 5 of this Proxy Statement (the “Share Amendment”).  The number of authorized shares of our preferred stock, of which 5 million is currently authorized, will not be affected by either of the reverse split or the Share Amendment.  A more detailed discussion of these proposals is presented below.

The Board’s primary objective in asking for authority to effect a reverse split is to increase the per-share trading price of our Common Stock.  On June 29, 2015, we received a letter from Nasdaq indicating that, because our Common Stock had not maintained a minimum closing bid price of $1.00 per share over the previous 30 consecutive business days, we were no longer in compliance with Nasdaq’s Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”).  Under the Nasdaq Listing Rules, we were granted 180 calendar days (“compliance period”), or until December 28, 2015, to regain compliance with the Minimum Bid Price Requirement.  To regain compliance, our Common Stock must achieve a minimum closing bid price of at least $1.00 per share for a period of at least ten consecutive trading days.  Should we fail to achieve compliance during the 180-day compliance period, if on the last day of the compliance period, we are in compliance with certain specific listing requirements (with which we expect to comply) and indicate our intention to cure our non-compliance with the Minimum Bid Price Requirement, including by effecting a reverse split, if necessary, we may be eligible for an additional compliance period through approximately June 25, 2016.  We intend to submit to Nasdaq a request that it grant us the additional 180-day extension period.  Accordingly, we have asked our stockholders to approve a reverse split to assure that we can regain compliance with the Minimum Bid Price Requirement prior to expiration of the second compliance period.

The Board will determine whether to effect a reverse split and, if so, pursuant to which Exchange Ratio, based upon a number of market and business factors deemed relevant by the Board at that time, including, but not limited to:

•                  historical trading price and volumes of our Common Stock

•                  existing marketability and liquidity of our Common Stock and the expected impact of a reverse split on the trading market, including the anticipated post-split market price, for our Common Stock;

•                  the listing requirements of Nasdaq and our ability to regain compliance with the Minimum Bid Price Requirement prior to expiration of the second grace period;

•                  potential business and strategic alternatives, if any, that are available to us at that time; and

•                  prevailing general stock market and economic conditions.

If the Board elects to effect a reverse split, before we file the Amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware, we intend to issue a press release announcing the terms, including the Exchange Ratio, and effective date of the reverse split.

If Proposal 1 is not approved, we likely will be unable to maintain the listing of our Common Stock on The NASDAQ Capital Market® (“Nasdaq Capital Market”).  If our Common Stock were ultimately delisted, the liquidity and marketability of our Common Stock could be materially and adversely affected.  In addition, our ability to enter into strategic transactions that require the issuance of Common Stock, including potential strategic partnerships and collaboration arrangements, or to undertake additional financings and capital-raising transactions when needed, if at all, could be severely impaired.

Moreover, nearly all of our currently authorized shares are either issued or reserved for future issuance in connection with outstanding warrants and pursuant to our equity incentive benefit plans.  If our stockholders do not approve Proposal 1 by the required vote, we will not have access to the additional authorized shares of Common Stock that would become available upon implementation of a reverse split and may be forced to further limit development of many, if not all, of our development activities, including potentially our AEROSURF® phase 3 clinical program, and otherwise further cut back to conserve our cash resources.  If we are unable to regain compliance with the Minimum Bid Price Requirement and also have insufficient authorized shares to secure required capital when needed, if at all, we may be forced to curtail all of our activities and, ultimately, potentially could be forced to cease operations.

The following table contains examples of approximate information, as of November 30, 2015, relating to the impact of Proposals 1 and 2 on our Common Stock based on certain of the Exchange Ratios available for selection by our Board, without giving effect to any adjustments for fractional shares of Common Stock:

Status	Number of Shares of Common Stock Authorized (1)	Number of Shares of Common Stock Issued and Outstanding(2)	Number of Shares of Common Stock Reserved for Future Issuance	Number of Shares of Common Stock Authorized and Available for Issuance
Pre-Reverse Split	250,000,000	112,064,773	134,779,758	3,155,469
Post-Reverse Split 1:10	50,000,000	11,206,477	13,477,976	315,547
Post-Reverse Split 1:12	42,000,000	9,338,731	11,231,647	262,956
Post-Reverse Split 1:15	34,000,000	7,470,985	8,985,317	210,365
Post-Reverse Split 1:18	28,000,000	6,225,821	7,487,764	175,304
Post Reverse Split 1:20	25,000,000	5,603,239	6,738,988	157,773

(1)         Reflects the reduction in authorized shares under Proposal 2, rounded up to the nearest whole million.

(2)         As of November 30, 2015 and does not take into account the cancellation of any fractional shares, with respect to which holders would be entitled to a cash payment.  See, “Treatment of Fractional Shares.”

Proposed Amendment to the Number of Authorized Shares

If Proposal 1 is approved and the Board determines that it is in our best interest and that of our stockholders to effect a reverse split, a reverse split would result in a share consolidation of all outstanding shares of our Common Stock, but would not affect the number of authorized shares of capital stock in our Certificate of Incorporation.  If Proposal 1 is approved, the number of shares authorized for issuance under our Certificate of Incorporation would not be affected and would remain at 250 million shares.  However, our Board also has directed to be submitted to stockholders Proposal 2 (“Share Amendment”), which is conditioned upon approval of the reverse split and which provides for a reduction of the total number of authorized shares of Common Stock from 250 million to a number determined by applying a ratio equal to half the Exchange Ratio applied in the reverse split.  Examples of this calculation are presented in the table above.  Accordingly, Proposal 2, if approved and implemented, would not reduce the number of authorized shares of Common Stock in the same proportion as the reverse split.  For example, if the Board effected a reverse split applying an Exchange Ratio of 1-for-10, then we would reduce the number of authorized Common Stock at a rate of 1-for-5 to 25 million.  In addition, the Board intends to round up to the next whole million any value resulting from application of the Exchange Ratio that is not a rounded million.  For example, if the Board selects an Exchange Ratio of 1-for-18, then we would reduce the number of authorized Common Stock at a rate of 1-for-9 to 27,777,778 rounded up to 28 million.  Our Board has established the reduced number of shares of our authorized Common Stock based on its assessment of our near-term anticipated capital requirements to advance the AEROSURF development program, as well as the need to have flexibility and an ability to complete potential transactions without first seeking stockholder approval.

The Need for Additional Authorized Shares

We will require additional infusions of capital to fund our activities until such time as revenues from the sale of any approved products, from potential strategic alliances and from other sources are sufficient to offset our cash flow requirements.  Our Board believes that we must be in a position at any time to adequately finance development programs and our operations, and respond quickly to strategic and market opportunities that may arise, including opportunities that may involve the issuance of additional shares of Common Stock.

As of November 30, 2015, we have available for issuance under our Certificate of Incorporation only approximately 3.2 million shares, which based on the price per share of our Common Stock at the close of the market on November 30, 2015, $0.30, represents a potential value of approximately $1.0 million.  If we are unable to raise sufficient additional capital, through strategic and collaborative arrangements with potential partners and/or future debt and equity financings, we will likely not have sufficient cash flow and liquidity to fund our activities through our AEROSURF phase 3 clinical program, which could significantly limit our ability to continue our operations.  See, “Information about the Share Amendment,” below.  The Board believes that, without the reverse split, we will have insufficient shares to fund and support our continuing operations.

To secure necessary resources, we have in the past and plan in the future to focus our efforts on identifying strategic transactions, including without limitation potential strategic alliances and collaboration arrangements.  We have been engaged in ongoing discussions with several potential strategic counterparties and such entities have expressed interest in AEROSURF and our KL4 surfactant and drug delivery technologies.  However, there can be no assurance that we will be successful.  If we are unable to successfully raise sufficient additional capital, through strategic transactions, or through debt and equity financings and other similar transactions, we will likely not have sufficient cash flow and liquidity to fund our activities, which could significantly limit our ability to continue our operations.  Even if we succeed in entering into a strategic transaction, such transactions could require the issuance of Common Stock.  The increase in authorized and unissued shares that the reverse split would provide will be needed to support any strategic transaction, including alliances and collaboration activities and our development programs, as well as other funding transactions.

The increase in unissued authorized shares that would result from a reverse split would also provide our Board the authority and flexibility to pursue a variety of business and financial objectives without further action of the stockholders, although we will be required to seek stockholder approval of significant transactions, such as certain financings involving the issuance of our Common Stock representing more than 20% of our issued and outstanding shares at a discount to the then-current market value of our Common Stock, or a corporate transaction, including a merger, acquisition or other business combination.

In executing our corporate strategies, in addition to strategic initiatives, we may be called upon to issue shares of Common Stock (i) to fund our research and development programs, including for AEROSURF and other potential KL4 surfactant pipeline programs, (ii) to issue new options pursuant to our equity incentive plans, and to issue shares upon exercise of options, as needed to attract and retain key management, scientific and professional personnel, (iii) to meet our working capital requirements and engage in other capital-raising activities, and (iv) for general and other strategic and corporate purposes, as well as, in the long-term, to consider potential joint ventures, acquisitions of additional businesses, stock dividends or distributions.  The issuance of additional shares may be required in (a) partnering transactions involving the issuance of securities, (b) private financings, or (c) public offerings.  With the exception of our plan to make any corporate match under our 401(k) Plan in the form of Common Stock, we have no confirmed plans, arrangements (including under our ATM program, which will expire in February 2016), or understandings with respect to any specific transaction that would result in the issuance of any of the shares of our Common Stock that would become available for issuance if the Share Amendment were approved.

Required Vote and Recommendation

The affirmative vote of at least a majority of the outstanding shares of our Common Stock eligible to vote at the Special Meeting will be required to approve each of the reverse split and the Share Amendment.  For that reason, abstentions will have the same effect as votes cast “against” such Proposal.  We therefore urge you to vote “FOR” each of Proposals 1 and 2.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE

“FOR” THE APPROVAL OF THE REVERSE SPLIT AS SET FORTH IN PROPOSAL 1

AND

“FOR” THE APPROVAL OF THE SHARE AMENDMENT AS SET FORTH IN PROPOSAL 2

Following the Special Meeting, if both Proposals 1 and 2 are approved by the required vote, the Board will have flexibility to take action or not take action as it may determine is in our best interest and that of our stockholders at any time.  Based on which Proposals are approved, if any, the Board may in its discretion take action as follows:

•                  If Proposal 1(the reverse split) and Proposal 2(Share Amendment) are approved by the required vote: If our stockholders approve both Proposals 1 and 2 by the required vote, the Board will be authorized to effect a reverse split and to reduce the number of our authorized shares of Common Stock available for issuance under our Certificate of Incorporation at any time through December 31, 2016 by causing an Amendment to our Certificate of Incorporation in the form attached to this Proxy Statement as Appendix I to be filed with the Secretary of State of the State of Delaware.  The Board will retain the discretion to elect not to effect a reverse split and Share Amendment if it should determine that a reverse split is not in our best interest or that of our stockholders at that time.  No further action of the stockholders would be required to implement or abandon the reverse split and the reduction in our authorized shares of Common Stock.

•                  If Proposal 1 (reverse split) is approved by the required vote but Proposal 2 (the Share Amendment)is not approved by the required vote: If our stockholders approve only Proposal 1 by the required vote and do not approve Proposal 2, the Board will be authorized to effect a reverse split, but not the Share Amendment, at any time through December 31, 2016 by causing an Amendment to our Certificate of Incorporation in the form attached to this Proxy Statement as Appendix II to be filed with the Secretary of State of the State of Delaware.  The Board will retain the discretion to elect not to effect a reverse split if it should determine that a reverse split is not in our best interest or that of our stockholders.  No further action of the stockholders would be required to effect or abandon the reverse split.

•                  If the Share Amendment set forth in Proposal 2 is approved by the required vote but the reverse split (Proposal 1) is not approved by the required vote: Since Proposal 2 is conditioned upon the approval of Proposal 1, if our stockholders do not approve Proposal 1, Proposal 2 will be deemed to have not been approved, regardless of the number of votes cast, and the Board will take no action with respect to the reduction in our authorized shares of Common Stock.

•                  If the reverse split (Proposal 1) and the Share Amendment (Proposal 2) are not approved by the required vote: If neither Proposal 1 nor Proposal 2 are approved by our stockholders by the required vote, our Board would not have authority to effect the reverse split or the Share Amendment and would not file a Certificate of Amendment to our Certificate of Incorporation to implement these Proposals.

INFORMATION ABOUT THE REVERSE SPLIT

Upon implementation of a reverse split, the number of shares of our Common Stock that are issued and outstanding would immediately and automatically be reduced, as of the effective date of the reverse split, by a factor equal to the Exchange Ratio and the number of shares of our Common Stock subject to outstanding options and warrants would be reduced proportionately and the respective exercise prices would be increased proportionately.  For example, if the Exchange Ratio selected by the Board is 1-for-10, for every 10 shares of Common Stock held by a stockholder, one share would remain issued and outstanding.  A reverse split would be implemented simultaneously for all shares of Common Stock that are issued and outstanding and all Treasury shares.  A reverse split would affect all stockholders uniformly and would have no effect on the proportionate holdings of any individual stockholder, with the exception of adjustments related to the treatment of fractional shares (see below).

The par value of our Common Stock would remain unchanged at $0.001 per share.  Without taking into account Proposal 2, the number of authorized shares of our Common Stock and Preferred Stock would remain unchanged.

The immediate effect of a reverse split would be to reduce the number of shares of our Common Stock that are issued and outstanding and increase the number of shares that are available for issuance.  For example, on the Record Date, there were 114,064,773 shares of our Common Stock issued and outstanding.  If the Exchange Ratio selected by the Board is 1-for-10, after the reverse split, there would be 11,406,477 shares of our Common Stock issued and outstanding.

If Proposal 1 is approved by the required vote and the Board determines to proceed with a reverse split, we do not have any specific plan, commitment, arrangement, understanding or agreement, written or oral, to utilize the additional authorized shares of Common Stock.  However, we expect that we would continue to issue shares of Common Stock in connection with our employer match under our 401(k) Plan, and, to the extent that shares are authorized thereunder, pursuant to our 2011 Long-Term Incentive Plan in amounts determined by the Compensation Committee of the Board.  Moreover, the additional shares of Common Stock would be available for issuance by action of our Board without the need for further action by our stockholders, unless stockholder action is specifically required by applicable law or Nasdaq rules.

Potential Benefits of a Reverse Split

In addition to an increase in the number of authorized and unissued shares of Common Stock that would result from implementing a reverse split, there are other considerations affecting the Board’s decision to seek from our stockholders authority to effect a reverse split:

Continued Listing on The Nasdaq Stock Market

As noted above, on June 29, 2015, we were notified by Nasdaq that we were no longer in compliance with the Minimum Bid Price Requirement of the Nasdaq Listing Rules.  Under the Nasdaq Listing Rules, if during the 180 calendar days following the date of the notification, or prior to December 28, 2015, the closing bid price of our stock does not rise above $1.00 for a minimum of 10 consecutive business days, we will be subject to delisting from the Nasdaq Capital Market.  However, if on the last day of the grace period, we are not in compliance with the Minimum Bid Price Requirement, we may be eligible for additional time.  To qualify for the additional time, we will be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for the Nasdaq Capital Market, with the exception of the Minimum Bid Price Requirement, based on our most recent public filings, and will need to provide written notice of our intention to cure the deficiency during the second compliance period, including by effecting a reverse split, if necessary.  If we qualify, we will be granted an additional 180 days, or to approximately June 25, 2016, to regain compliance with the Minimum Bid Price Requirement.  Based on our Quarterly Report on Form 10-Q for the quarter ended September 30, 2015 that we filed with the SEC on November 5, 2015, we believe that we will qualify for the additional compliance period and, to assure that we have the means available to regain compliance with the Minimum Bid Price Requirement, have asked our stockholders to approve Proposal 1 authorizing the Board in its sole discretion to effect a reverse split.

Our Board presently believes that continued listing on the Nasdaq Capital Market would provide certain benefits that are in our best interest and that of our stockholders.  Our recent public offerings have been issued pursuant to a universal shelf registration statement on Form S-3 (File No. 333-196420) that was declared effective on June 13, 2014  (“2014 Universal Shelf”), which allows us generally from time to time to sell pursuant to such registration statement up to an aggregate $250 million of our securities, including Common Stock, preferred stock, varying forms of debt and warrant securities, or any combination of the foregoing, on terms and conditions that will be determined at the time of an offering, or to register the resale of our Common Stock and other securities held by certain of our security holders in a secondary offering.  If our Common Stock is delisted from the Nasdaq Capital Market and we do not list our Common Stock on another recognized stock exchange, we will no longer be eligible under the rules of the SEC to use our 2014 Universal Shelf, which will make it more difficult and expensive for us to register our Common Stock or other securities and raise additional capital.  Moreover, Form S-3 generally allows a registration statement to be automatically updated through incorporation by reference of our periodic SEC filings.  If we are unable to use Form S-3, we will need to file future registration statements on some other permitted Form, which may not permit incorporation by reference of the information in our periodic SEC filings.  Maintaining the effectiveness of such registration statements and keeping the information therein current would become administratively burdensome, time consuming and more expensive.  We also could become subject to state blue-sky laws, which would further increase the burden and expense of maintaining our registration statements.

If our Common Stock were delisted from the Nasdaq Capital Market, it would then be eligible for quotation on the over-the-counter market.  If that occurs, the liquidity and marketability of our Common Stock would decrease.  As a result, an investor might find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, our Common Stock.  We believe that current and prospective investors will view an investment in our Common Stock more favorably if our Common Stock continues to be listed on the Nasdaq Capital Market than if it is traded on the over-the-counter market.

Our Board, among other things, will weigh the benefits of continued listing on the Nasdaq Capital Market, the potential adverse impact of a reverse split and the perceived weaknesses of the over-the-counter market quotation system.  At the present time, our Board believes that the benefits of continuing our listing on the Nasdaq Capital Market outweigh the risks associated with implementing a reverse split.  However, the Board will not implement a reverse split or a reduction in the number of authorized shares of Common Stock if it determines at any time that a reverse split would not be in our best interest or that of our stockholders.

Increased Share Price

If the Board determines to implement a reverse split, our stock price per share would increase, at least initially, which could return our stock price to a more favorable level.  An increase in the per-share cost of our shares should enhance the acceptability and marketability of our Common Stock to the financial community and investing public.  Many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential buyers for our Common Stock.  If our shares traded at a higher price, we could potentially meet investing guidelines of institutional investors and investment funds who may no longer consider our stock to be an eligible investment.  Moreover, there are advisors and analysts at many broker-dealers who are reluctant to recommend lower-priced stocks and do not as a practice follow the trading activity of lower-priced stocks, or if they do follow lower-priced stocks, frequently require additional monitoring activities.  Increasing our stock price may make it easier for individual brokers to recommend our Common Stock, which could generate increased interest in our stock.  If we were to generate increased interest in our stock, we anticipate that our Common Stock potentially would have greater liquidity.  However, there can be no assurance that a reverse split under Proposal 1 would result in any increased interest in our Common Stock, or that our Common Stock would achieve a price level that would meet investing guidelines of institutional investors who have not considered investing in our Common Stock.

Reduced Listing and Transaction Expense

As Nasdaq listing fees are generally assessed based on the number of shares outstanding, reducing the number of shares outstanding will reduce our listing fees.  In addition, as investors tend to pay commissions based on the number of shares traded, commissions on lower-priced stock generally represent a higher percentage of the stock price than commissions on higher priced stock.  As a result, investors in lower-priced stocks pay transaction costs which are a higher percentage of their total value, which may limit interest in our Common Stock.  If we were to successfully raise our price per share, it may be that our investors would incur lower transaction costs in trading our stock, although stockholders who hold odd-lot positions (less than 100 shares) after a reverse split could experience increased transaction costs in selling their shares.

Effects of a Reverse Split

Effect of a reverse split on our outstanding shares of Common Stock

A reverse split will be effective immediately and without further action by our stockholders upon the filing of an Amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware.  Individual

stockholders will own fewer shares after a reverse split, equal to the number of shares owned prior to the reverse split divided by the Exchange Ratio selected by the Board, and cash in lieu of any resulting fractional share.  A reverse split will not change the number of stockholders of record, although it may increase the number of stockholders holding odd-lot positions in our Common Stock.  Following a reverse split, all shares will remain fully paid and non-assessable.

Effect of a reverse split on our authorized capital stock

As of the date of this Proxy Statement, our authorized capital stock consists of 250 million shares of Common Stock and 5 million shares of Preferred Stock.  If a reverse split were effected, without giving effect to any reduction in the number of authorized shares of Common Stock provided in the Share Amendment (Proposal 2), the number of authorized shares of Common Stock would remain the same.  The number of shares of authorized Preferred Stock would also not change.

The par value of our Common Stock would remain unchanged post-split at $0.001 per share.  The value of our Common Stock as designated on our consolidated balance sheet would be decreased proportionately based on the Exchange Ratio with a corresponding increase in additional paid-in capital.  “Net loss per common share” would increase proportionately as a result of the reverse split since there would be fewer shares outstanding.  In future financial statements, “net loss per common share” for periods ending before the reverse split would be recast to give retroactive effect to the reverse split.  We do not anticipate any other material accounting consequence would arise as a result of the reverse split.

Because a reverse split will not reduce the number of shares of authorized Common Stock provided in our Certificate of Incorporation, a reverse split would also result in a significant increase in the number of authorized and unissued shares of Common Stock.  Before Proposal 2 is taken into account, following a reverse split, we would have 250 million authorized post-split shares of Common Stock and approximately 11.4 million post-split shares of Common Stock issued and outstanding.  If, for example, our stockholders approve Proposals 1 and 2 and our Board determines to effect a 1-for-10 reverse split, after giving effect to Proposal 2, we would have 50 million authorized post-split shares of Common Stock (250 million divided by 5 (half of the Exchange Ratio)) and 11.4 million post-split shares of Common Stock issued and outstanding.  Because our stockholders have no preemptive rights to purchase or subscribe for any of our unissued Common Stock, the future issuance of additional shares of Common Stock will reduce our current stockholders’ percentage ownership interest in the total outstanding shares of Common Stock.  An increase in the number of our issued and outstanding shares of Common Stock in the absence of a proportionate increase in our future earnings and book value would dilute our projected future earnings per share, if any, and book value per share of all our outstanding shares of the Common Stock.  If these factors were reflected in the price per share of our Common Stock, the potential realizable value of a stockholder’s investment could be adversely affected.

Treatment of fractional shares

No fractional shares will be issued as a result of the reverse split.  Stockholders who otherwise would be entitled to receive a fractional share of Common Stock because they hold a number of shares not evenly divisible by the Exchange Ratio selected by the Board will be entitled to receive cash in an amount equal to the product obtained by multiplying (i) the closing sale price of our Common Stock on the business day immediately preceding the effective date of the reverse split as reported on the Nasdaq Capital Market by (ii) the number of shares of our Common Stock held by the stockholder that would otherwise have been exchanged for the fractional share interest.  No interest will be paid on any cash amount representing fractional shares between the effective date of the reverse split and the date of payment.

Effect of a reverse split on options, restricted stock awards and warrants

The number of shares of Common Stock subject to outstanding options, restricted stock awards and warrants will automatically be reduced by a factor equal to the Exchange Ratio applied for the reverse split.  The per-share exercise price of options and warrants will also be increased by the same factor, so that the aggregate dollar amount payable for the purchase of shares of Common Stock subject to options and warrants will remain unchanged.  For example, if an option holder has options to purchase 1,000 shares at an exercise price of $1.00 per share, if the reverse split is effected at the Exchange Ratio of 1-for-10, the number of shares that may be purchased pursuant to the option will be reduced to 100 shares and the exercise price at which the shares may be purchased will be proportionately increased to $10.00 per share.  In connection with a reverse split, the number of shares of Common Stock issuable upon exercise or conversion of outstanding stock options, restricted stock awards and warrants will be rounded to the nearest whole share and no cash payment will be made in respect of such rounding.  In addition, under our long-term incentive plans, a reverse split will reduce the number of shares of Common Stock available for future issuance in proportion to the Exchange Ratio applied for the reverse split.

Warrants issued in connection with our financing activities will generally be adjusted as described in the foregoing paragraph, subject to such other adjustments as may be provided in the applicable warrant agreements.

No appraisal rights

Under the Delaware General Corporation Law, stockholders are not entitled to dissenters’ or appraisal rights in connection with the proposed Amendment to our Certificate of Incorporation to implement a reverse split.  If we implement a reverse split, we will not independently make those rights available to our stockholders.

No going private transaction

Notwithstanding the decrease in the number of outstanding shares of Common Stock resulting from a reverse split, the Board does not intend that a reverse split would be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Securities Exchange Act of 1934, as amended (“Exchange Act”).

Certain U.S. Federal income tax consequences of a reverse split

The following is a discussion of certain U.S. federal income tax consequences of a reverse split.  This discussion is included for general information purposes only and does not purport to address all aspects of U.S. federal income tax law that may be relevant to stockholders in light of their particular circumstances or to stockholders who are subject to special rules, such as former U.S. citizens or long-term residents of the United States, partnerships and other pass-through entities and holder of interests therein, financial institutions, tax-exempt organizations, insurance companies, broker -dealers, mutual funds, and non-U.S. stockholders.  This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), existing U.S. Treasury regulations and current administrative rulings and judicial decisions, all of which are subject to change or differing interpretations, possibly on a retroactive basis, and any such change or differing interpretations could affect the continuing validity of this discussion.  This summary is not binding on the U.S. Internal Revenue Service (“IRS”), and there can be no assurance that the IRS (or a court, in the event of IRS challenge) will agree with the conclusions stated herein.  No ruling has been or will be requested from the IRS in connection with the reverse split.  In addition, this discussion does not address tax considerations under state, local, non-U.S. and other laws.

This summary also assumes that each stockholder is a U.S. holder (defined below) who has held, and will hold, shares of Common Stock as a “capital asset,” as defined in the Code, i.e., generally, property held for investment.  Finally, the following discussion does not address the tax consequences of transactions occurring prior to or after the reverse split (whether or not such transactions are in connection with the reverse split), including, without limitation, the exercise of options or rights to purchase Common Stock in anticipation of the reverse split.

•                  No gain or loss would be recognized by the Company as a result of the reverse split.

•                  A stockholder would not recognize gain or loss upon the receipt of Common Stock in the reverse split, except to the extent of cash received in lieu of a fractional share.

•                  A stockholder’s aggregate tax basis in the post-reverse split Common Stock received in the reverse split would be equal to the aggregate tax basis of the pre-reverse split shares of Common Stock exchanged therefor, reduced by the amount of the adjusted tax basis of any pre-reverse split shares exchanged for such post-reverse split shares that is allocated to any fractional share for which cash is received.

•                  A stockholder’s holding period of the post-reverse split shares of Common Stock received in the reverse split would include such stockholder’s holding period of the pre-reverse split shares exchanged therefor.

Cash Received In Lieu of a Fractional Share.  A U.S. holder who receives cash in lieu of a fractional share of post-reverse split shares would be treated as having received the fractional share of post-reverse split shares pursuant to the reverse split and then as having exchanged the fractional share of post-reverse split shares for cash in a redemption by the Company.  In general, this deemed redemption will be treated as a sale or exchange, provided the redemption is “not essentially equivalent to a dividend” as discussed below. Gain or loss generally will be recognized based on the difference between the amount of cash received and the portion of the U.S. holder’s adjusted tax basis of the pre-reverse split shares exchanged in the reverse split which is allocable to such fractional share.  Such gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for such pre-reverse split shares is more than one year as of the effective date of the reverse split, and otherwise will be short-term capital gain or loss The deductibility of capital losses is subject to limitations.

The receipt of cash is “not essentially equivalent to a dividend” if the reduction in a U.S. holder’s proportionate interest in the Company resulting from the reverse split (taking into account for this purpose shares of Common Stock and other shares of stock of the Company which such holder is considered to own under certain attribution rules) is considered a “meaningful reduction” given such U.S. holder’s particular facts and circumstances.  The IRS has ruled that a small reduction by a minority stockholder whose relative stock interest is minimal and who exercises no control over the affairs of a corporation can satisfy this test.  If the receipt of cash in lieu of a fractional share is not treated as capital gain or loss under the test described above, it will be treated first as dividend income to the extent of a U.S. holder’s ratable share of the Company’s current and accumulated earnings and profits, then as a tax-free return of capital to the extent of the portion of the U.S. holder’s adjusted tax basis of the pre-reverse split shares which is allocable to such fractional share, and any remaining amount will be treated as capital gain.

As used herein, the term U.S. holder means a stockholder that is, for federal income tax purposes: a citizen or resident of the U.S.; a corporation or other entity taxed as a corporation created or organized in or under the laws of the U.S. or any state, thereof or the District of Columbia; an estate the income of which is subject to federal income tax regardless of its source; or a trust that (i) is subject to the primary supervision of a U.S. court and the control of one of more U.S. persons (within the meaning of Section 77.01(a)(30) of the Code) or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a domestic trust.

Information Reporting and Backup Withholding.  Payment of cash in lieu of fractional shares within the United States or conducted through certain U.S. related financial intermediaries may be subject to both backup withholding and information reporting.  A U.S. holder would be subject to backup withholding if such holder is not otherwise exempt and such holder does not provide its taxpayer identification number in the manner required or otherwise fails to comply with applicable backup withholding tax rules.  Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such U.S. holder’s U.S. federal income tax liability provided the required information is furnished to the IRS.

THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE SPLIT AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL RELEVANT TAX EFFECTS RELATED THERETO.  STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, NON-U.S. AND OTHER TAX CONSEQUENCES OF THE REVERSE SPLIT IN LIGHT OF THEIR SPECIFIC CIRCUMSTANCES.

Registration and trading of our Common Stock

Our Common Stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to periodic reporting and other requirements of the Exchange Act.  A reverse split will not affect the registration of our Common Stock under the Exchange Act or our obligation to publicly file financial and other information with the SEC.  If the proposed reverse split is implemented and we are successful in regaining compliance with the Minimum Bid Price Requirement, our Common Stock will continue to trade on the Nasdaq Capital Market; however, to inform the market of the reverse split, Nasdaq will append a suffix character, “D,” to our trading symbol for approximately 20 days after the reverse split.  In addition, to distinguish pre-reverse split positions from post-reverse split positions, our Common Stock will be assigned a new CUSIP number, which is an identifier used by participants in the securities industry to identify our Common Stock.

Interests of Directors and Executive Officers in the Reverse Split and the Share Amendment

The Company’s directors and executive officers have no substantial interest, directly or indirectly, in the matters set forth in any of Proposal 1 and Proposal 2, except to the extent of their ownership of shares or options to purchase our Common Stock.

Procedures to Implement a Reverse Split

The reverse split will occur on the date that the Amendment to our Certificate of Incorporation effecting the reverse split is filed with the Secretary of State of the State of Delaware (the effective date) unless otherwise specified in such Amendment, without any action on the part of our stockholders and without regard to the date that any stock certificates representing the stock prior to the reverse split are physically surrendered for new stock certificates.

Exchange of book-entry shares

If the Board implements the reverse split, stockholders whose shares are uncertificated and held in “street name” with a broker, either as direct or beneficial owners, will have their holdings electronically adjusted by their brokers to give effect to the reverse split.  Any payments in lieu of fractional shares will also be processed by the brokers.

Exchange of shares held in certificate form

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM FROM OUR TRANSFER AGENT.

As soon as practicable after the effective date, our transfer agent, acting as exchange agent, will mail to each stockholder of record whose shares are held in certificate form transmittal forms to be used in forwarding their certificates for surrender and exchange for the whole number of new shares of our Common Stock that such stockholder is entitled to receive as a result of the reverse split.  For ease of stockholder record-keeping the Company has asked that the transfer agent provide instructions for the exchange of those certificates for book entry shares in lieu of certificates. The book-entry shares would be held in a separate account on the books of our transfer agent, Continental Stock Transfer and Trust Company, for the benefit of each stockholder. Each stockholder who surrenders certificates will receive a book-entry account statement reflecting the shares of our Common Stock to which such stockholder is entitled as a result of the reverse split, or in lieu thereof, such stockholder may elect to receive new certificates representing the shares of our Common Stock to which  he or she is entitled as a result of the reverse split.  No book entry shares or new certificates will be issued to a stockholder until the stockholder has surrendered his or her outstanding certificate(s) together with the properly completed and executed transmittal form.  Stockholders of record will receive a check from our transfer agent representing the cash amount due upon surrender to the exchange agent of the certificates representing any fractional shares.

Certain Risks Associated with a Reverse Split

If a reverse split is effected, there is no assurance that we will be able to comply with the continued listing requirements of the Nasdaq Capital Market, which may result in our Common Stock being delisted even after implementing a reverse split.

If the Board determines that a reverse split is in our best interest and that of our stockholders, the Board will set the Exchange Ratio with the intent of raising the price per share of our Common Stock above $1.00 to comply with the Minimum Bid Price Requirement.  However, there is no assurance that after the reverse split is completed, our Common Stock will maintain its reverse split adjusted price.  As a result, our stock price could trade below the required $1.00 minimum bid price and we may not regain or maintain compliance with the Nasdaq Capital Market listing requirements.  Moreover if trading activity following a reverse split has the effect of reducing the total market capitalization of our company, we may be unable to fund our activities, resulting in reductions in our stockholders’ equity.  In addition to a minimum bid price, other Nasdaq continued listing requirements require that we maintain a market capitalization of at least $35 million or stockholders’ equity of at least $2.5 million.  If we are unable to meet these or other listing requirements following a reverse split, the reverse split may not achieve its intended purpose and we would nevertheless receive a delisting notice from the Nasdaq Capital Market for failure to comply with one or more of the continued listing requirements.

The total value of our outstanding shares (market capitalization) immediately after a reverse split may be lower than immediately before a reverse split.  Moreover, a decline in the market price of our Common Stock after a reverse split may result in a greater percentage decline than would occur in the absence of a reverse split.

There are numerous risks and uncertainties that could affect the value of our Common Stock after a reverse split including without limitation risks and uncertainties related directly to our Company, including without limitation, the status of our development programs, our cash position and results of operations in future periods, and our ability to attract and retain key executive management and professional personnel, as well as other factors such as market conditions as a whole and the general economic environment.  In addition, reverse splits that are effected to regain compliance with the Minimum Bid Price Requirement are generally viewed negatively by many investors.  Even though a reverse split would not directly impact our capital, cash position, or the number of our stockholders, there may be reverse-split-related trading activity that may have the effect of depressing the market price of our Common Stock and our market capitalization.  Thus, although a reverse split may allow us to regain compliance with Nasdaq Listing Rules, implementing a reverse split could adversely affect our market value and make it more difficult to finance our activities.  For these reasons, if the Board implements a reverse split, the market price of our Common Stock will likely not be sustainable at the arithmetic result obtained by applying the Exchange Ratio of the reverse split by the market price of our stock immediately prior to the effective date of the reverse split, and the percentage decline in our market value may be greater than would occur in the absence of a reverse split.  If the market price of our Common Stock declines after the reverse split, our total market capitalization (the aggregate value of all of our outstanding Common Stock at the then existing market price) after the split will be lower than before the split.

A reverse split may reduce liquidity and increase volatility of our Common Stock.

Our stock historically has traded at relatively high average volumes, which often produces pricing efficiencies.  Following a reverse split, the number of shares available for trading in the public market will be reduced by a factor equal to the Exchange Ratio.  This reduction in shares could result in depressed trading activity, fewer market makers and less interest in our stock.  This could result in increased volatility and adversely affect liquidity of our Common Stock.

In addition, investors might consider the increased proportion of unissued authorized shares to issued shares to have an anti-takeover effect under certain circumstances, since the proportion allows for dilutive issuances that could prevent certain stockholders from changing the composition of the Board of Directors or render tender offers for a combination with another entity more difficult to successfully complete. The Board of Directors does not intend for the reverse split to have any anti-takeover effects.

INFORMATION ABOUT THE SHARE AMENDMENT

Of the approximately 250 million shares of Common Stock that are presently authorized under our Certificate of Incorporation, as of November 30, 2015 approximately 246.8 million shares of Common Stock were either issued and outstanding or reserved for issuance under our equity incentive plans, our 401(k) benefit plan, or upon exercise of outstanding warrants.  As a result, excluding our specific reserves, only approximately 3.2 million shares are currently available for future issuance.  If the reverse split is approved, the number of shares of Common Stock authorized for issuance under our Certificate of Incorporation would not be affected and would remain at 250 million.  The purpose of Proposal 2 is to reduce the number of authorized shares of Common Stock following implementation of a reverse split to a level that the Board has determined to be appropriate, as set forth in the table on page 5 of this Proxy Statement.

Potential Effects of the Share Amendment

If Proposal 1 is approved and the Board determines to implement the reverse split, the Board intends to implement the Share Amendment, if approved, at the same time as the reverse split.  The Share Amendment would not alter the post-split number of issued and outstanding shares or change the relative rights and limitations of the post-split shares of our Common Stock.  Because Proposal 2 would reduce the number of our authorized shares of Common Stock, it would have the effect of mitigating the potentially dilutive effect of the reverse split.  See, “Effect of a reverse split on our authorized capital stock,” above.  If Proposal 1 is approved and Proposal 2 is not approved, we would have the ability to issue a greater percentage of our Common Stock in relation to our issued and outstanding stock than we would if Proposal 2 is approved and implemented.

No appraisal rights

Under the Delaware General Corporation Law, stockholders are not entitled to appraisal rights in connection with the filing of an amendment to a Certificate of Incorporation to implement the Share Amendment and we will not independently make those rights available to our stockholders.

Required Vote and Recommendation

The affirmative votes of at least a majority of our outstanding shares of our Common Stock eligible to vote at the Special Meeting will be required to approve the reverse split and the Share Amendment.  Abstentions will have the same effect as votes cast “against” these proposals.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE

“FOR” PROPOSAL 1 AND

“FOR” PROPOSAL 2

PROPOSAL 3

IF AND ONLY IF PROPOSAL 1 IS APPROVED BY STOCKHOLDERS, TO APPROVE THE AMENDED AND RESTATED DISCOVERY LABORATORIES, INC. 2011 LONG-TERM INCENTIVE PLAN (“RESTATED 2011 PLAN”) TO AUTHORIZE THE ISSUANCE OF ADDITIONAL SHARES UNDER THE RESTATED 2011 PLAN IN AN AMOUNT THAT EQUALS THE NUMBER SET FORTH OPPOSITE THE EXCHANGE RATIO APPLIED IN THE REVERSE SPLIT IN THE TABLE INCLUDED ON PAGE 18 OF THIS PROXY STATEMENT, AND APPROVE THE RESTATED 2011 PLAN FOR PURPOSES OF SECTION 162 OF THE CODE FOR AN ADDITIONAL FIVE YEARS

The Board has adopted, declared advisable and directed to be submitted to our stockholders the Amended and Restated Discovery Laboratories, Inc. 2011 Long-Term Incentive Plan (the “Restated 2011 Plan”) to amend and restate the 2011 Long-Term Incentive Plan (the “2011 Plan”) to increase the number of shares of Common Stock authorized for issuance thereunder by an amount determined by reference to the Exchange Ratio applied in the reverse split and set forth in the table on page 18.  As of September 30, 2015, approximately 5.6 million shares (plus any shares that might in the future be returned to the Restated 2011 Plan as a result of future cancellations, expirations and forfeitures) are available for future grant under the Restated 2011 Plan.  Capitalized terms used in this Proposal are defined in the Restated 2011 Plan.  A description of the Restated 2011 Plan follows this Proposal and the form of the Restated 2011 Plan is attached to this Proxy Statement as Appendix III.

Our Board believes that equity incentives are a powerful, necessary and desirable means to align the interests of our management and employees with those of our stockholders.  The purposes of our long-term incentive plans are to encourage selected employees, directors and consultants to acquire a proprietary interest in our future growth and performance, to generate increased incentives to contribute to our future success and prosperity, thereby enhancing our value for the benefit of our stockholders, and to support and enhance our ability to attract and retain exceptionally qualified executive, scientific and professional personnel upon whom, in large measure, our progress, growth and profitability depend.  The Board believes that the Restated 2011 Plan is necessary to ensure that we can continue to grant equity incentives at levels deemed by the Compensation Committee and the Board to be both appropriate and competitive.

Background

The 2011 Plan was approved by stockholders in October 2011 with 3.7 million shares available for issuance thereunder.  Our Board approved amendments to the plan in 2012, 2013 and 2014, each of which was approved by our stockholders.  As a result, an aggregate of 12.7 million shares of our common stock (plus the number of shares that remained available for issuance under the 2007 Plan when the 2011 Plan became effective, plus any shares returned to the 2007 Plan due to expirations and forfeitures) currently are authorized for issuance under the Plan.

To be successful, we must retain our existing professional, business and executive personnel.  We also must identify and attract experienced professionals in drug development, device development, and clinical program design and management, to support our AEROSURF and future development programs.  Equity incentives generally are a key component of any employment package.

As we advance our AEROSURF clinical program, we are working with Battelle to manufacture a sufficient number of aerosol delivery devices to support our phase 2b AEROSURF clinical trial, which we plan to initiate in the fourth quarter of 2015.  We are also engaged with Battelle under a collaboration agreement to complete development of our AEROSURF drug/device combination product for use in our planned AEROSURF phase 3 clinical program and, if approved, initial commercial sale.  We are engaged in manufacturing development work with Patheon Manufacturing Services LLC (formerly DSM Pharmaceuticals, Inc.), our contract manufacturing organization (CMO), to manufacture lyophilized KL4 surfactant for use in our planned AEROSURF phase 3 clinical program.  We plan potentially to undertake a multinational AEROSURF phase 3 clinical trial that potentially will be conducted in up to approximately 50 clinical sites.  To achieve this significant milestone, we will require committed and experienced management, professional and scientific personnel with varied backgrounds and capabilities.

In addition to retaining experienced and motivated professional, scientific and clinical personnel, we will need to attract and retain experienced operations, business and financial management and professional personnel to support our business and financial activities.  To conserve our limited resources, we have closely managed our cash and will continue to do so.  Accordingly we have used long-term equity incentives as a component of our cash management strategy and an important component of compensation.

Our Board believes that approval of the Restated 2011 Plan is required to ensure that we continue to have a sufficient number of shares to grant additional equity incentives when needed to meet our retention and hiring needs.  Under applicable SEC and Nasdaq rules, we are required to obtain stockholder approval of the Restated 2011 Plan.  Such approval is also needed to ensure that compensation paid under the Restated 2011 Plan continues to be eligible for an exemption from the limits on tax deductibility imposed by Section 162(m) of the Code, which limits the deductibility of certain compensation paid to individuals who are “covered employees” as defined under Section 162(m) and described in more detail below.

Proposal 3 is conditioned upon approval of the Amendment to our Certificate of Incorporation under Proposal 1. The number of shares that will be authorized for issuance under the Restated 2011 Plan if Proposal 3 is approved will be determined by the Board by reference to the Exchange Ratio applied in the reverse split.  Examples of the calculation, on a post-reverse split basis, are set forth in the table below.  If Proposal 1 is approved by stockholders, the Restated 2011 Plan will not become effective until the Amendment to our Certificate of Incorporation for Proposal 1 has been filed with the Secretary of State of the State of Delaware and has become effective.  Immediately after the Restated 2011 Plan becomes effective, the aggregate number of shares authorized for issuance under the Restated 2011 Plan, as well as the number of shares (and, as applicable, the exercise or strike price per share) under outstanding awards granted under the 2011 Plan, will immediately be adjusted pursuant to the terms of the Restated 2011 Plan to reflect the impact of the reverse split.  At the same time, the number of additional shares authorized under Proposal 3, if approved, will become available for issuance under the Restated 2011 Plan.

2011 Plan Share Increase

We depend and have depended in large part upon equity-based incentives to provide the basis for long-term compensation.  The Compensation Committee believes that it is important to have a sufficient number of shares available to ensure that we can continue to grant equity incentives at levels deemed appropriate by the Compensation Committee and the Board, to provide equity incentives and awards in recognition of goals to be achieved in the future, and to attract and retain the highly qualified executives and professionals and scientific personnel we will require to be successful.

Instead of seeking approval for a large number of shares at any one time, we historically have thought it preferable to seek approval of fewer shares on a more frequent basis.  Consistent with this thinking, we are again requesting approval for that number of additional shares that we anticipate would be sufficient to meet our near-term requirements for equity incentives to our directors, management, and employees, and taking into account the need for additional key management and professional employees to support our AEROSURF development program and our operations.

Our Board believes that equity is a powerful incentive and supports the alignment of our management’s and employees’ interests with those of our stockholders.  In considering potential equity awards for directors, executive officers and potential new hire offers of employment, among other things, the Compensation Committee assesses compensation practices at selected “peer” companies to gain an understanding of the relative levels of executive compensation in our industry.  In doing so, the Compensation Committee confers with a compensation expert about the relative levels of equity-based compensation provided to executive officers.

In approving the proposed increase in shares authorized for issuance under the Restated 2011 Plan and recommending it to our stockholders, the Board also reviewed certain factors that generally are considered by investors to be relevant in assessing a proposed plan amendment.  In that regard, the Board assessed the proportion of equity awards held by directors and officers as compared to our outstanding shares and also considered the proportion of equity awards as compared to our combined outstanding shares and shares issuable upon exercise of 42.0 million pre-funded warrants that we issued in July 2015 (the “Pre-Funded Warrants”).  These warrants were fully paid at issuance and may be exercised by the holder without payment of additional consideration.  Such factors include:

•                  As of September 30, 2015, our current directors and executives hold options and restricted stock units representing approximately 3.4% of our outstanding shares of Common Stock, and 2.5% of the combined outstanding shares and the shares issuable upon exercise of the Pre-Funded Warrants;

•                  As of September 30, 2015, the shares available for future grant under the 2011 Plan total approximately 5.6 million shares (plus any shares that might in the future be returned to the 2011 Plan as a result of cancellations, expirations and forfeitures), and represent approximately 5.0% of our outstanding shares of Common Stock, and 3.6% of the combined outstanding shares and shares issuable upon exercise of the Pre-Funded Warrants;

•                  As of September 30, 2015, there were outstanding to all grantees under the 2011 Plan and all predecessor plans, including present and former directors, management, employees and current and past consultants, options to purchase 7.5 million shares and 0.1 million shares of restricted stock units (subject to vesting), collectively representing approximately 6.8% of our outstanding shares of Common Stock, and 4.9% of the combined outstanding shares and shares issuable upon exercise of the Pre-Funded Warrants; and

•                  If the Restated 2011 Plan is approved, the total shares authorized for issuance under the Restated 2011 Plan will represent approximately 24.7% of our outstanding shares of Common Stock (and 18.0% of the combined outstanding shares and shares issuable upon exercise of the Pre-Funded Warrants), of which approximately 55.9% are issued and outstanding and 44.1% remain available for future grant.

The 2011 Plan is our sole long-term incentive plan for providing equity-based incentives to our executives, key employees and consultants.  The Board believes that approval of the Restated 2011 Plan is in the best interest of our stockholders and our Company.  If Proposal 3 is approved, the Restated 2011 Plan will continue to be an important component of our compensation strategy, enhancing our ability to attract, motivate and retain talented executive, scientific and professional personnel as well as experienced non-employee directors, directly connect our compensation with our corporate performance, foster a culture of employee stock ownership and align the interests of all our constituents with our stockholders.

Accordingly, the Board has directed that we seek stockholder approval to increase the number of shares available for issuance under the Restated 2011 Plan by an amount determined by reference to the Exchange Rate applied in the reverse split.  For example, if the Board determines to effect a 1-for-10 reverse split, the shares available for issuance under the Restated 2011 Plan will be increased by 1.5 million shares.   Examples of the impact of different Exchange Ratios are presented in the following table:

Exchange Ratio	Number of Shares of Common Stock Issued and Outstanding	Number of Shares of Common Stock Issued and Outstanding and Pre-Funded Warrants	Number of Shares of Common Stock Currently Reserved for Issuance Under the 2011 Plan	Increase in the Number of Shares Authorized for Issuance under the Restated 2011 Plan (1)	Number of Shares Authorized for Issuance after the Restated 2011 Plan is Effective
Pre-Split	112,064,773	154,064,773	12,700,000
1:10	11,206,477	15,406,477	1,270,000	1,500,000	2,770,000
1:12	9,338,731	12,838,731	1,058,333	1,250,000	2,308,333
1:15	7,470,985	10,270,985	846,667	1,000,000	1,846,667
1:18	6,225,821	8,559,154	705,556	833,333	1,538,889
1:20	5,603,239	7,703,239	635,000	750,000	1,385,000

(1)         For any ratio not reflected above, the Board will increase the shares available for issuance by a ratable amount.

Potential Effects of the Restated 2011 Plan

If the Restated 2011 Plan is not approved by our stockholders, we will have only limited availability under the 2011 Plan to cover our anticipated needs.  As a result, we may be required to significantly increase the cash component of our compensation programs in order to remain competitive and adequately compensate our employees.  Replacing equity awards with cash awards may not only misalign the interests of our management with the interests of our stockholders, it also could accelerate our cash compensation expense and necessitate the use of cash that we could otherwise utilize in our business.

Our Board believes that, if the Restated 2011 Plan is not approved, the shares currently available to provide incentives for current and future employees and consultants will not be sufficient to retain the talent and expertise on which we depend, nor to attract and retain the highly qualified executives and professional and scientific expertise that we will require to accomplish our long-term goals.  If we are unable to retain the talent and expertise on which we rely, and attract the new talent, both management and professional, we may be unable to meet our long-term objectives, which would adversely affect our business and cause the market value of our common stock to decline.  The Board recommends that our stockholders approve the Restated 2011 Plan.

New Plan Benefits

The amounts of individual future grants and the future grantees under the Restated 2011 Plan are not determinable at this time as awards under the Restated 2011 Plan would be granted at the discretion of the Compensation Committee.  We expect that the Compensation Committee will consider potential awards under the 2011 Plan at the time that it takes up annual compensation reviews for executives and employees in the first quarter of 2016.  We cannot determine either the specific persons to whom awards may be granted or the amount or types of any such awards.  We believe that, if the Restated 2011 Plan had been in effect during the fiscal year ended December 31, 2014, no additional awards would have been made.

On November 30, 2015, the closing market price per share of our Common Stock on The NASDAQ Capital Market (symbol: DSCO) was $0.30.

Required Vote and Recommendation

The affirmative vote of a majority of the votes cast with respect to the shares of our Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote on the Proposal will be required to approve Proposal 3.  Abstentions and broker non-votes will have no affect on the outcome of this vote.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE

“FOR” THE RESTATED 2011 PLAN

DESCRIPTION OF THE RESTATED 2011 PLAN

This section includes a summary of the Restated 2011 Plan, and is qualified in its entirety by the full text of the Restated 2011 Plan, which is attached to this Proxy State as Appendix III.  The 2011 Plan was adopted by the Board on July 28, 2011 and was approved by our stockholders on October 3, 2011 at the 2011 Annual Meeting of Stockholders.  The 2011 Plan was amended on September 13, 2012 to increase the number of shares authorized for issuance thereunder to 6.2 million, and further amended on June 11, 2013 to increase the number of shares authorized for issuance thereunder to 7.7 million shares, and further amended on June 10, 2014 to increase the number of shares authorized for issuance thereunder to 12.7 million shares, in each case, increased by the number of shares that remained available for issuance under the 2007 Plan when the 2011 Plan became effective, plus any shares returned to the 2007 Plan due to expirations and forfeitures.

The Board adopted the Restated 2011 Plan on November 30, 2015 as an amendment and restatement of the 2011 Plan, provided, however, that the adoption of the Restated 2011 Plan is expressly conditioned upon approval by our stockholders of Proposal 1 as described in this Proxy Statement.  In addition, the Restated 2011 Plan will not become effective until the Amendment to our Certificate of Incorporation has been filed with the Secretary of State of the State of Delaware and has becomes effective.  The Restated 2011 Plan increases the number of shares of our Common Stock authorized for grant under the 2011 Plan by an additional amount (on a post-reverse split basis) that will be determined by the Board by reference to the Exchange Ratio applied in the reverse split, examples of which are included in the table on page 18 of this Proxy Statement.  For example, if the reverse split is effected based on an Exchange Ratio of 1-for-10, and if the stockholders approve Proposal 3, 1.5 million additional shares of Common Stock will be authorized for issuance under the Restated 2011 Plan.  Immediately after the Restated 2011 Plan becomes effective, the number of shares authorized under the Restated 2011 Plan automatically will be adjusted to reflect the reverse split and the increase in the number of shares authorized for grant under Proposal 3.

The Restated 2011 Plan is attached to this Proxy Statement as Appendix III.  The only change from the terms of the 2011 Plan that is currently in effect is the increase in shares available for issuance under the Restated 2011 Plan.  The following is a description of the terms of 2011 Plan, as amended by the Restated 2011 Plan.  Except as expressly provided, references to the 2011 Plan also apply to the Restated 2011 Plan.

The purposes of the 2011 Plan are to encourage selected employees, directors and consultants to acquire a proprietary interest in our future growth and performance, to generate an increased incentive to contribute to our future success and prosperity, thus enhancing our value for the benefit of our stockholders, and to enhance our ability to attract and retain exceptionally qualified individuals upon whom, in large measure, our sustained progress, growth and profitability depend.

The 2011 Plan replaced our 2007 Plan.  No further awards will be granted under the 2007 Plan, although any shares returnable to the 2007 Plan as a result of cancellations, expirations, forfeitures, settlements in cash or other termination or settlement without delivery of the full number of such shares, shall automatically become available for issuance under the 2011 Plan.  On its effective date, the 2007 Plan replaced a 1998 Plan.  No further options are issuable under the1998 Plan and shares returnable to the 1998 Plan due to cancellations, expirations and forfeitures are not made available for re-issuance under either the 2007 Plan or the 2011 Plan.  Awards outstanding under the 1998 Plan and the 2007 Plan continue to be governed by the terms of the 1998 Plan or 2007 Plan, as appropriate (and the applicable award agreements).

Eligibility.  All of our employees, directors or consultants are eligible to participate in the 2011 Plan.  As of September 30, 2015, we had approximately 55 full-time and part-time employees, five directors and an estimated 5 consultants that are eligible participants under the 2011 Plan.

Administration.  Under the 2011 Plan, a committee of at least two directors who are both “outside directors” within the meaning of Section 162(m) of the Code and “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act is responsible for the administration of the 2011 Plan.  The Board has designated the Compensation Committee (the “Committee”) to be the responsible committee to administer the 2011 Plan.  Under the terms of the 2011 Plan, the Committee has the authority to:

•                  establish rules and guidelines for the administration of the 2011 Plan and amend, suspend or waive any such rules or guidelines;

•                  select the employees, directors and consultants to whom awards are granted and to make such grants;

•                  determine the size and types of awards to be granted and the number of shares covered by such awards;

•                  set the terms and conditions of such awards (including the prices, consideration to be paid, expiration dates and other material conditions upon which such awards may be exercised);

•                  prescribe award agreements evidencing or setting the terms of such awards (which need not be the same for each participant);

•                  determine whether, to what extent, and under what circumstances the awards may be settled or exercised in cash, shares, other securities or other awards;

•                  determine whether, to what extent, and under what circumstances awards may be canceled, forfeited or suspended;

•                  determine whether, to what extent, and under what circumstances, shares, cash, other securities or other awards or amounts payable with respect to an award will be deferred either automatically or at the election of the employee, director or consultant;

•                  appoint agents that the Committee deems appropriate for the proper administration of the 2011 Plan and make any determination the Committee deems necessary or desirable for the administration of the Plan; and

•                  correct any defect, supply any omission or reconcile any inconsistency in the 2011 Plan or any award thereunder in a manner it deems desirable to carry the 2011 Plan into effect.

The Committee has the sole discretion to administer, make determinations under and interpret the 2011 Plan and any award granted under the 2011 Plan.  The Committee may delegate its authority under the 2011 Plan to one or more members of the Committee or our officers in accordance with the terms and limitations of the 2011 Plan.

Shares Available for Awards.  Shares delivered pursuant to an award may consist of authorized and unissued shares or treasury shares.  If any shares covered by an award under either the 2011 Plan or the 2007 Plan are forfeited or otherwise terminated or settled without delivery of shares, then the shares covered by such an award shall again be available for granting awards under the 2011 Plan.  In an acquisition, any awards made and any of the shares delivered upon the assumption of or in substitution for outstanding grants made by the acquired company will not be counted against shares available for granting awards under the 2011 Plan.

Stock Options and Stock Appreciation Rights.  The Committee may award stock options in the form of nonqualified stock options or incentive stock options, or stock appreciation rights, each with a maximum term of ten years.  The Committee will establish the vesting schedule for stock options and the method of payment for the exercise price, which may include cash, shares, other awards or other property or any combination thereof.  The exercise price for an option shall not be less than 100% of the Fair Market Value of one share of our Common Stock on the date of grant, subject to certain adjustments described below.  The Committee shall also establish the vesting schedule and the method of settlement of stock appreciation rights, which may include cash, shares or other property, and whether or not a stock appreciation right will be freestanding or in tandem or combination with any other award.  A stock appreciation right confers upon the recipient the right to receive, upon exercise of a vested stock appreciation right, the excess of the Fair Market Value of one share on the date of exercise over the strike price.  The Committee will establish the strike price for a stock appreciation right, which shall not be less than 100% of the Fair Market Value of one share of our Common Stock on the date of grant, subject to certain adjustments described below.

Restricted Stock and Restricted Stock Units.  The Committee may award restricted stock and restricted stock units and establish the applicable restrictions, including any limitation on voting rights or the receipt of dividends.  Restricted Stock are shares of our Common Stock that remain subject to a risk of forfeiture and may not be sold or transferred until certain restrictions established by the Committee lapse.  A restricted stock unit award is the grant of a right to receive a specified number of shares of our Common Stock upon lapse of a specified restrictions established by the Committee.  The Committee may establish the manner and timing under which restrictions may lapse.  If employment is terminated during the applicable restriction period, shares of restricted stock and restricted stock units still subject to restriction will be forfeited, except as determined otherwise by the Committee or as provided in the applicable award agreement.

Performance Awards and Other Stock-Based Awards.  The Committee may grant performance awards, which may be denominated in cash, shares, other securities or other awards and payable to, or exercisable by, the participant upon the achievement of performance goals during performance periods, as established by the Committee.  Performance criteria are such any qualitative or quantitative measures, as determined by the Committee, which are used to measure performance during a performance period.

If the Committee intends for the grant of a performance award to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee performance criteria utilized for such award must be “qualifying performance criteria,” which the Committee may select from among any of the following, either individually, alternatively, or in any combination, applied either to us as a company or to a business unit or related subsidiary, measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to a previous year’s results or to a designated company group:

•                  achieving specified milestones in the discovery, development, commercialization or manufacturing of one or more of our product candidates;

•                  obtaining debt or equity financing;

•                  achieving personal management objectives;

•                  achieving sales, revenue, net income (before or after taxes), net earnings, earnings per share, return on total capital, return on equity, cash flow, cash flow from operations, operating profit and/or margin rate targets.

Qualifying performance criteria may be subject to adjustment by the Committee to remove the effect of charges for restructurings, discontinued operations, extraordinary items and all items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence, related to the disposal of a segment or business, or related to a change in accounting principle, or otherwise.

The Committee may also grant other stock-based awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares, under the terms and conditions as the Committee will determine.

Dividend Equivalents.  The Committee may grant dividend equivalent awards that entitle the participant receiving such award the right to receive payments equivalent to dividends or interest with respect to the number of shares and on the terms as determined by the Committee.  The Committee may provide that the amounts (if any) of such awards will be deemed to have been reinvested in additional shares or otherwise reinvested.  With respect to dividend equivalents on restricted stock units, unless otherwise determined by the Committee, such dividend equivalents will be either (A) paid with respect to such restricted stock units at the dividend payment date in cash or unrestricted shares having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such restricted stock units, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in restricted stock units, other awards or other investment vehicles having a Fair Market Value equal to the amount of such dividends, as the Committee shall determine or permit a participant to elect, and will be paid when the restricted stock units to which they relate are settled.  Unless otherwise determined by the Committee, cash, shares and other property distributed in connection with a stock split or stock dividend, and other property distributed as a dividend shall be subject to restrictions and a risk of forfeiture to the same extent as the restricted stock and restricted stock units with respect to which such shares or other property have been distributed.

Fair Market Value.  While our Common Stock is listed or admitted for trading on a United States national securities exchange, or if shares are otherwise reported on a consolidated transactions reporting system, the fair market value of one share of our Common Stock as of any trading date may be (i) the price at which the last sale before or the first sale after the grant of an award, (ii) the closing price on the trading day before or the trading day of any grant, (iii) the arithmetic mean of the high and low price on the trading day before or the trading day of any grant, or (iv) any other reasonable method using actual transactions in shares.  In addition, for purposes of determining the exercise price of options or the strike price of stock appreciation rights, the Committee may also determine Fair Market Value as the average selling price during a specified period that is written 30 days before or 30 days after the applicable valuation date if the Committee irrevocably commits to grant using such average before the beginning of such period.

Transferability and Per-Person Limitations.  Awards are not transferable other than by will or the laws of descent and distribution unless determined otherwise by the Committee.  Awards may not be pledged or otherwise encumbered.  The number of shares with respect to which stock options and stock appreciation rights may be granted during any year to an individual participant will not exceed 1.5 million shares, and the number of shares with respect to which restricted stock, restricted stock units, performance awards and other stock-based awards that may be granted in any year to an individual participant will not exceed 750,000 shares, in each case, subject to adjustment as described below.  The aggregate number of shares subject to awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code granted in any calendar year to any one individual (taking into account the maximum number payable based on performance exceeding target objectives) shall not exceed three million shares (in the case of awards denominated in shares) or $5 million (in the case of awards settled in cash) per calendar year.  In the case of an award with a multi-year performance period, these limits shall apply to each full or partial calendar year in the performance period.

Adjustments.  In the event of certain corporate transactions or events affecting the number or type of our outstanding common shares, including, for example, a dividend or other distribution (whether in cash or stock), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or issuance of warrants, the Committee will make adjustments as it deems appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2011 Plan.  These adjustments include changing the number and type of shares to be made the subject of awards under the 2011 Plan and outstanding awards; changing the per-participant limitations on awards and the grant, purchase or exercise or strike price of outstanding awards; other value determinations applicable to outstanding awards and changing the limit on the total amount of restricted stock, restricted stock units, performance awards or other stock-based awards that may be granted.  The Committee may also make adjustments in the terms of awards in connection with certain acquisitions, and make adjustments in performance award criteria or in the terms and conditions of other awards in recognition of unusual or nonrecurring events affecting us or our financial statements or of changes in applicable laws, regulations, or accounting principles.

Such an adjustment will be made to reflect the reverse-split under the Restated 2011 Plan immediately after the Restated 2011 Plan becomes effective.  In addition, if the reverse split is approved by shareholders, all outstanding awards previously granted under the 2011 Plan will be adjusted to reflect the reverse split.  For example, if Proposal 2 is approved and the Board authorizes a 1-for-10 reverse split, the number of shares of our Common Stock that is available under the Restated 2011 Plan (if approved by our stockholders), the number of shares underlying each outstanding award granted under the 2011 Plan and the per-person limitations on the number of shares with respect to awards that may be granted in any year will each be divided by ten (10) and the exercise price or strike price with respect to any outstanding options or stock appreciation rights will be multiplied by ten (10).

Termination.  Unless otherwise provided in the award agreement, in the event that a participant’s employment or service is terminated for cause, such participant’s unvested restricted stock or restricted stock units that are forfeitable shall immediately be forfeited, and any unexercised options, stock appreciation rights, performance awards, other stock-based awards and cash awards shall terminate immediately upon such termination of employment or service.  If a participant’s employment or service is terminated due to the participant’s death or disability (or if the participant dies within ninety (90) days after termination of employment due to disability),  such participant’s restricted stock awards shall become nonforfeitable, and unexercised options or stock appreciation rights to the extent exercisable as of the date of the participant’s termination of employment may, be exercised within the 12 months after such participant’s death (but only during the term of such award).  On termination for any other reason, the participant’s forfeitable restricted stock awards and restricted stock units shall be forfeited, the participant’s exercisable unexercised options or stock appreciation rights may be exercised during the term of such award not later than three months after such termination of employment or service and the participant’s rights under any outstanding performance awards, other stock-based awards and cash awards shall be as set forth in the applicable award agreement.  On termination for cause, or in the event a participant breaches post-termination covenants, we may repurchase for a period of one year after such termination for cause or actual discovery by us of the breach, as applicable, at the lesser of the purchase price or Fair Market Value of all or a portion of shares acquired upon exercise of an award or require a participant to repay the amount of profits derived by the participant upon the disposition of shares underlying an award during the previous three years.

Plan Term.  The 2011 Plan will terminate on the date on which no shares remain available for delivery under the 2011 Plan and we have no further rights or obligations under the 2011 Plan with respect to outstanding awards under the 2011 Plan, unless earlier terminated in accordance with the provisions of the 2011 Plan; provided, however, that that the Committee may not grant any options intended to qualify as incentive stock options within the meaning of Section 422 of the Code after the tenth (10th ) anniversary of the adoption of the 2011 Plan by the Board.

Amendments.  The Committee may waive conditions or amend the terms of awards, or otherwise amend or suspend awards already granted subject to certain conditions.  Our Board may amend, alter, suspend, discontinue or terminate the 2011 Plan in whole or in part at any time, except that, without prior stockholder approval:

•                  no material amendment shall be made for which stockholder approval is required by law, regulation, or stock exchange;

•                  no amendment may increase the number of shares available for award under the 2011 Plan except through adjustments as described above; and

•                  no amendment will permit the re-pricing of options, stock appreciation rights or other stock-based awards (whether through replacement, cancellation and re-grant or by lowering the exercise price or grant price of a previously granted award).

Change in Control.  Except as otherwise provided in a participant’s employment, consulting or other applicable agreement, in the event of a Change in Control (as defined below), the vesting of outstanding options and stock appreciation rights will automatically be accelerated and become immediately exercisable, unless such awards are assumed by the successor corporation, replaced with an equivalent cash incentive program or the acceleration of such awards is subject to other limitations under the applicable award agreement.  (Note, however, that executive officer employment agreements provide that vesting of outstanding awards will accelerate only upon termination of employment in connection with a change in control.)  In the event of a Change in Control, outstanding restrictions on restricted stock awards will terminate automatically, and shares subject to such restrictions will immediately vest in full, except that the following restrictions shall survive: (i) any repurchase rights we have are assigned to the successor corporation or (ii) such awards are subject to other limitations under the applicable award agreement or would trigger additional taxes under Section 409A of the Code.

“Change of Control” has the meaning set forth in a participant’s employment, consulting or other applicable agreement, or if such term is not defined in any such agreement, has the meaning provided in the 2011 Plan, which includes change of control for purposes of Section 409A of the Code.

Federal Income Tax Consequences.  The grant of an option or stock appreciation right will create no tax consequences for the participant or us at the time of the grant.  A participant will have no taxable income upon exercise of an incentive stock option except that a participant must recognize income equal to the Fair Market Value of the shares acquired minus the exercise price for alternative minimum tax purposes.  Upon exercise of an option other than an incentive stock option, or a stock appreciation right, a participant generally must recognize ordinary income equal to the Fair Market Value of the shares acquired minus the exercise or grant price.  Upon a disposition of shares acquired by exercise of an incentive stock option on or before the earlier of the second anniversary of the grant of such incentive stock option or the first anniversary of the exercise of such option, the participant generally must recognize ordinary income equal to the lesser of (1) the Fair Market Value of the shares at the date of exercise minus the exercise price or (2) the amount realized upon the disposition of the incentive stock option shares minus the exercise price.  Otherwise, a participant’s disposition of shares acquired upon the exercise of an option (including an incentive stock option for which the incentive stock option holding periods are met) generally will result in only capital gain or loss.  Other awards under the 2011 Plan, including restricted stock and restricted stock units will generally result in ordinary income to the participant equal to the value of the award at the later of the time of delivery of cash, shares, or other awards, or the time that either the risk of forfeiture or restriction on transferability lapses on previously delivered shares or other awards.

We are generally entitled to claim a tax deduction with respect to an award granted under the Plan when the participant recognizes ordinary income with respect to the award in an amount equal to the ordinary income that is recognized by the participant.  We are not entitled to claim any tax deduction for any amount recognized by a participant as capital gains.

Section 83.  A participant may elect under Section 83(b) of the Code to be taxed at the time of grant of restricted stock or other restricted property on the value of the property at that time rather than to be taxed when restrictions or the risk of forfeiture lapses on the value of the property at that time, and we would have a deduction available at the same time and in the same amount as the participant recognizes income.

However, if the participant subsequently forfeits the shares or property, he or she would not be entitled to any tax deduction, including as a capital loss, for the value of the shares or property on which he or she previously paid tax.  Except as discussed below, we generally will be entitled to a tax deduction at the time and equal to the amount recognized as ordinary income by the participant in connection with an option, stock appreciation right, or other award, but will be entitled to no tax deduction relating to amounts that represent a capital gain to a participant.  Thus, we will not be entitled to any tax deduction with respect to an incentive stock option if the participant holds the shares for the incentive stock option holding periods.

Section 162(m).  Section 162(m) of the Code limits the amount of compensation we may deduct with respect to our Chief Executive Officer and each of the other Named Executive Officers (other than a chief financial officer) to $1 million per year.  However, this limitation does not apply to certain performance-based compensation.  By requesting stockholder approval of the Restated 2011 Plan described in this Proxy Statement, we intend that stock options and stock appreciation rights, and also performance awards, restricted stock and restricted stock units granted under the Restated 2011 Plan that are subject to performance goals will have the potential to qualify as performance-based compensation exempt from the $1 million deductibility cap.  A number of requirements must be met in order for particular compensation to qualify as performance-based, including a requirement that the performance criteria used in establish performance goals are approved by our stockholders.  The “qualifying performance criteria” described above is intended to be utilized by the Committee for awards (other than options and stock appreciation rights) that the Committee intends to qualify as performance-based compensation.  The Committee may, in its discretion, determine to provide awards that are not exempt from the $1 million deductibility cap, and thus there can be no assurance that compensation under the Restated 2011 Plan will be fully deductible.  In addition, restricted stock and other awards that are not subject to performance goals that utilize qualifying performance criteria generally will not qualify for the exemption for performance-based compensation, and compensation paid to certain executive officers may not be deductible under all circumstances.

Section 409A.  Some restricted stock units and other awards subject to deferral features may be subject to Section 409A of the Code, which regulates deferral arrangements.  In such cases, the timing of the settlement of the award would have to meet certain restrictions in order for the participant not to be subject to accelerated tax and a tax penalty at the time of vesting rather than at the time of settlement.  One significant restriction would be a requirement that the timing of the settlement not be controlled by the participant’s exercise of discretion.  If the participant is subject to accelerated tax at the time of vesting (instead of the time of settlement), our deduction would also be accelerated.  We intend that awards under the 2011 Plan that constitute deferred compensation within the meaning of Section 409A of the Code will generally be structured to meet applicable requirements under Section 409A.

This general tax discussion is intended for the information of stockholders considering how to vote with respect to this proposal and not as tax guidance to participants in the 2011 Plan.  Different tax rules may apply to specific participants and transactions under the 2011 Plan, particularly in jurisdictions outside the United States.

PROPOSAL 4

TO AUTHORIZE AN ADJOURNMENT OF THE SPECIAL MEETING (AS MAY BE DETERMINED BY THE BOARD) TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF ANY OF PROPOSALS 1, 2 or 3.

The Special Meeting may be adjourned to another time or place, if necessary or appropriate, to permit, among other things, further solicitation of proxies if necessary to obtain additional votes in favor of the Proposal 1, 2 or 3. If, at the Special Meeting, the number of shares of our common stock present or represented and voting in favor of the proposal is insufficient to approve Proposal 1, 2 or 3, we may move to adjourn the Special Meeting in order to enable the Board to solicit additional proxies for approval of the proposals.

In this Proposal 4, the Board is asking its stockholders to authorize the holder of any proxy solicited by the Board to vote in favor of granting discretionary authority to the proxy holders, and each of them individually, to adjourn the Special Meeting to another time and place for the purpose of soliciting additional proxies. If our stockholders approve Proposal 4, we could adjourn the Special Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from our stockholders who have previously voted.

Required Vote and Recommendation

The affirmative vote of a majority of the votes cast with respect to the shares of our Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote on the Proposal will be required to approve Proposal 4.  Abstentions will have no affect on the outcome of this vote.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL 4.

OTHER BUSINESS

The Board is not aware of any matters which will be brought before the Special Meeting other than those specifically set forth herein.  If any other matter properly comes before the Special Meeting, it is intended that the persons named in and acting under the enclosed proxy or their substitutes will vote thereon in accordance with their best judgment.

STOCKHOLDER COMMUNICATIONS

Stockholders and other interested parties may send general communications, including stockholder proposals, to our Board, Chairman of the Board or any individual director.  These communications may be sent in the form of a letter to our principal executive offices as follows: c/o Corporate Secretary, Discovery Laboratories, Inc., 2600 Kelly Road, Suite 100, Warrington, Pennsylvania 18976-3622.  All communications will be reviewed by the Corporate Secretary and, unless otherwise indicated in such communication, submitted to the Board, Chairman or individual director, as appropriate.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and other proxy materials with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders.  This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are stockholders will be “householding” our proxy materials.  A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.  Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or us that you no longer wish to participate in “householding.”  If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement in the future, you may (1) if your shares are held in street name, notify your broker, or (2) if your shares are carried on the books of our transfer agent, (a) direct a written request to: Investor Relations, Discovery Laboratories, Inc., 2600 Kelly Road, Suite 100, Warrington, Pennsylvania 18976-3622 or (b) contact our Corporate Secretary at (215) 488-9300.  If you currently receive multiple copies of the proxy statement at your address and would like to request “householding” of these communications, you should contact your broker.  In addition, for shares carried on the books of our transfer agent, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of this proxy statement to stockholders at a shared address to which a single copy of the documents was delivered.

EXPENSES AND SOLICITATION

The cost of solicitation of proxies will be borne by us.  Proxies will be solicited principally through the mail.  We have engaged Morrow & Co., LLC to assist in the solicitation of proxies for the Special Meeting and will pay Morrow & Co., LLC a fee of approximately $8,500, plus reimbursement of out-of-pocket expenses.  The address of Morrow & Co., LLC is 470 West Avenue, Stamford, CT 06902.  Further solicitation of proxies from some stockholders may be made by our directors, officers and regular employees personally, by telephone, telegraph or special letter.  In addition, we may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers whose shares of Common Stock are registered in nominee name.  We will reimburse such persons for their reasonable out-of-pocket costs.

*                                         *                                         *

The prompt voting of your shares will ensure a quorum and save us the expense of further solicitation.  Your cooperation in giving this matter your immediate attention is greatly appreciated.

By Order of the Board,

Mary B. Templeton, Esq.
Senior Vice President, General Counsel &
Corporate Secretary

Warrington, Pennsylvania

December 15, 2015

Appendix I

FORM OF CERTIFICATE OF AMENDMENT TO

THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

DISCOVERY LABORATORIES, INC.

(Pursuant to Section 242 of the General Corporation Law of the State of Delaware)

Discovery Laboratories, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

1.                                      That the name of this corporation is Discovery Laboratories, Inc. (the “Corporation”), and that the Corporation was originally incorporated pursuant to the General Corporation Law on November 6, 1992 under the name Ansan, Inc.

2.                                      Upon the filing and effectiveness (the “Effective Time”) pursuant to the General Corporation Law of this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation, each [   ] shares of the Corporation’s common stock (“Share”), par value $0.001 per share (the “Common Stock”), issued and outstanding immediately prior to the Effective Time shall automatically be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock without any further action by the Corporation or the holder thereof, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”).  No fractional shares will be issued as a result of the Reverse Stock Split.  Instead, Stockholders who otherwise would be entitled to receive a fractional share of Common Stock as a consequence of the Reverse Stock Split will be entitled to receive cash in an amount equal to the product obtained by multiplying (i) the closing sale price of our Common Stock on the business day immediately preceding the effective date of the Reverse Stock Split as reported on The Nasdaq Capital Market®  by (ii) the number of shares of our Common Stock held by the Stockholder that would otherwise have been exchanged for the fractional share interest.  Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.

3.                                      The first paragraph of Article FOURTH of the Amended and Restated Certificate of Incorporation is amended and restated to read as follows:

“The total number of shares of all classes of stock which the Corporation shall have the authority to issue is [        ] consisting of [        ] shares of common stock, par value $0.001 per share (the “Common Stock”), and 5,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”).”

4.                                      Except as set forth in this Certificate of Amendment, the Amended and Restated Certificate of Incorporation, as previously amended, remains in full force and effect.

IN WITNESS WHEREOF, this Certificate of Amendment has been executed by a duly authorized officer of the Corporation on this [        ] day of [         ] 2016.

By:
Name:
Title:

Appendix II

FORM OF CERTIFICATE OF AMENDMENT TO

THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

DISCOVERY LABORATORIES, INC.

(Pursuant to Section 242 of the General Corporation Law of the State of Delaware)

Discovery Laboratories, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

1.                                      That the name of this corporation is Discovery Laboratories, Inc. (the “Corporation”), and that the Corporation was originally incorporated pursuant to the General Corporation Law on November 6, 1992 under the name Ansan, Inc.

2.                                      Upon the filing and effectiveness (the “Effective Time”) pursuant to the General Corporation Law of this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation, each [   ] shares of the Corporation’s common stock (“Share”), par value $0.001 per share (the “Common Stock”), issued and outstanding immediately prior to the Effective Time shall automatically be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock without any further action by the Corporation or the holder thereof, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”).  No fractional shares will be issued as a result of the Reverse Stock Split.  Instead, Stockholders who otherwise would be entitled to receive a fractional share of Common Stock as a consequence of the Reverse Stock Split will be entitled to receive cash in an amount equal to the product obtained by multiplying (i) the closing sale price of our Common Stock on the business day immediately preceding the effective date of the Reverse Stock Split as reported on The Nasdaq Capital Market®  by (ii) the number of shares of our Common Stock held by the Stockholder that would otherwise have been exchanged for the fractional share interest.  Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.

3.                                      Except as set forth in this Certificate of Amendment, the Amended and Restated Certificate of Incorporation, as previously amended, remains in full force and effect.

IN WITNESS WHEREOF, this Certificate of Amendment has been executed by a duly authorized officer of the Corporation on this [        ] day of [         ] 2016.

By:
Name:
Title:

Appendix III

DISCOVERY LABORATORIES, INC.

AMENDED AND RESTATED 2011 LONG-TERM INCENTIVE PLAN

As Amended and Restated on

SECTION 1.                                                                                                      PURPOSE

The purposes of this 2011 Long-Term Incentive Plan (the “Plan”) are to encourage selected Employees, Directors and Consultants of Discovery Laboratories, Inc. (together with any successor thereto, the “Company”) and its Subsidiaries to acquire a proprietary interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company’s future success and prosperity, thus enhancing the value of the Company for the benefit of its shareholders, and to enhance the ability of the Company and its Subsidiaries to attract and retain exceptionally qualified individuals upon whom, in large measure, the sustained progress, growth and profitability of the Company depend.  This Plan shall be effective on the Effective Date (as defined in Section 16 below).

SECTION 2.                                                                                                      DEFINITIONS

As used in the Plan, the following terms shall have the meanings set forth below:

(a)                                   “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent, Other Stock-Based Award, or cash granted under the Plan.

(b)                                  “Award Agreement” shall mean any written agreement, contract, or other instrument or document, including an electronic communication, as may from time to time be designated by the Company as evidencing any Award granted under the Plan.

(c)                                   “Board” shall mean the Board of Directors of the Company.

(d)                                  “Cause”, with respect to any Employee or Consultant of the Company or a Subsidiary, shall have the meaning set forth in such person’s employment, consulting or other applicable agreement, or, in the absence of any such agreement or if such term is not defined in any such agreement, shall mean any one or more of the following, as determined by the Committee:

(i)                                     willful misconduct or gross negligence in the performance of such person’s duties;

(ii)                                  willful and continued failure or refusal to perform satisfactorily any duties reasonably requested in the course of such person’s employment by, or service to, the Company (other than a failure resulting from such person’s disability); or

(iii)                               fraudulent, dishonest or other improper conduct engaged in by such person that causes, or has the potential to cause, harm to the Company or any of its Subsidiaries, or its or their business or reputation, including, without limitation, such person’s violation of any policies of the Company applicable to such person, such person’s violation of laws, rules or regulations applicable to such person, criminal activity, habitual drunkenness or use of illegal drugs.

(e)                                   “Change in Control” shall have the meaning, if any, set forth in a Participant’s employment, consulting or other applicable agreement, or, if such term is not defined in any such agreement, shall mean either a “Change in Control” as defined in subsection (e)(i) or a “409A Change in Control” as defined in subsection (e)(ii), as specified in the applicable Award Agreement.  If no definition is specified, the term shall mean a 409A Change in Control.

(i)                           A “Change in Control” shall mean the occurrence of any of the following events:

(A)                                the acquisition, directly or indirectly by any Person (other than the Company, any trustee or other fiduciary under an employee benefit plan of the Company, or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than thirty-five percent (35%) of the total combined voting power of the Company’s outstanding securities;

(B)                                 a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board ceases to consist of Incumbent Members, which term means members of the Board on the first day of such period and any person becoming a member of the Board subsequent to such date whose election or nomination for election was approved by not less than two-thirds of the members of the Board who then comprised the Incumbent Directors;

(C)                                 the Company combines with another company and is the surviving corporation but, immediately after the combination, the shareholders of the Company immediately prior to the combination hold, directly or indirectly, by reason of their being stockholders of the Company, fifty percent (50%) or less of the voting stock of the combined entity; or

(D)                                a liquidation of the Company, a sale of all or substantially all of the Company’s assets, or a merger, consolidation or similar transaction in which the Company is not the surviving entity or survives as a wholly-owned or majority-owned subsidiary of another entity.

(ii)                        “409A Change in Control” shall mean the occurrence of any of the following events:

(A)                                any Person (other than (1) the Company, or (2) any trustee or other fiduciary under an employee benefit plan of the Company), is or becomes the beneficial owner (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Grantee’s Employer (as defined below) by reason of having acquired such securities during the 12-month period ending on the date of the most recent acquisition (not including any securities acquired directly from the Company or its Affiliates) representing thirty percent (30%) or more of the total voting power of the Grantee’s Employer’s then outstanding voting securities;

(B)                                 the majority of members of the Board of the Grantee’s Employer is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board of the Grantee’s Employer before the date of the appointment;

(C)                                 there is consummated a merger or consolidation of the Grantee’s Employer or any subsidiary thereof with any other corporation or other entity, resulting in a change described in clauses (A), (B), (D), or (E) of this definition, other than (1) a merger or consolidation that would result in the voting securities of the Grantee’s Employer outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) more than sixty percent (60%) of the total voting power of the voting securities of the Grantee’s Employer or such surviving or parent entity outstanding immediately after such merger or consolidation or (2) a merger or consolidation effected to implement a recapitalization of the Company or the Grantee’s Employer (or similar transaction) in which no Person, directly or indirectly, acquired forty percent (40%) or more of the total voting power of the then outstanding securities of the Grantee’s Employer (not including any securities acquired directly from the Company or its Affiliates);

(D)                                a liquidation of the Grantee’s Employer involving the sale to any Person of at least forty percent (40%) of the total gross fair market value of all of the assets of the Grantee’s Employer immediately before the liquidation; or

(E)                                 the sale or disposition by the Grantee’s Employer or any direct or indirect subsidiary of the Grantee’s Employer to any Person (other than any Subsidiary) of assets that have a total fair market value equal to forty percent (40%) or more of the total gross fair market value of all of the assets of the Grantee’s Employer and its subsidiaries (taken as a whole) immediately before such sale or disposition (or any transaction or related series of transactions having a similar effect), other than a sale or disposition by the Company or the Grantee’s Employer or any direct or indirect subsidiary of either to an entity at least sixty percent (60%) of the total voting power of the voting securities of which is beneficially owned by shareholders of the Company or the Grantee’s Employer in substantially the same proportions as their beneficial ownership of the Company or the Grantee’s Employer immediately prior to such sale.

For purposes of this subsection 2(e)(ii), “Grantee’s Employer” shall mean (1) the corporation for which the Grantee directly provides services or (2) the corporation that is liable for payments of deferred compensation to Grantee (if any) hereunder, or (3) a corporation that is a majority shareholder of either such corporation, or any corporation in a chain of corporations each of which is a majority shareholder of another corporation in the chain, ending with the corporation described in (A) or (B).

(f)                                    “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(g)                                   “Committee” shall mean a committee of the Board, acting in accordance with the provisions of Section 3, designated by the Board to administer the Plan and composed of not less than two Directors.  Each member of the Committee shall qualify as an “outside director” as defined under Section 162(m) of the Code and the regulations promulgated thereunder and as a “non-employee director” under Rule 16b-3 promulgated under the 1934 Act, and shall satisfy any other requirements designated by the Board.  To the extent the Committee has delegated authority (including as described in Section 3(b)) the term “Committee” shall refer to such delegate.

(h)                                  “Consultant” shall mean any person, including a Director, who is not an Employee and who is engaged by the Company or any Subsidiary thereof, to render services to or for the benefit of the Company or any Subsidiary and is compensated for such services.

(i)                                     “Director” shall mean a member of the Board.

(j)                                     “Disability” for each respective Participant shall have the meaning set forth in the Participant’s employment agreement, Award Agreement or other similar agreement with the Company; provided, that if such term is not defined in any such agreement to which the Participant is a party or if Participant is not a party to any such agreement, then “Disability” shall mean (i) with respect to any ISO, a permanent and total disability, within the meaning of Section 22(e)(3) of the Code, and (ii) with respect to any deferred compensation subject to Code Section 409A such term as defined in Treasury Regulation Section 1.409A-3(i)(4)(i)(A) or (B) or 1.409A-3(i)(4)(iii), or (iii) for any other purpose, “disability” as defined in the Company’s long term disability program applicable to the Grantee (or that would be applicable to the Grantee if the Grantee elected coverage).

(k)                                  “Dividend Equivalent” shall mean any right granted under Section 10 of the Plan.

(l)                                     “Eligible Person” shall mean an Employee, Director or Consultant.

(m)                               “Employee” shall mean any person treated as an employee (including officers and directors) in the records of the Company or any Subsidiary and who is subject to the control and direction of the Company or any Subsidiary with regard to both the work to be performed and the manner and method of performance.  For purposes of the Plan, the payment of a director’s fee by the Company to a Director shall not be sufficient to constitute “employment” of the Director by the Company.

(n)                                  “Fair Market Value” of a Share on any date of reference shall be determined by the Committee, in its sole discretion, and may be different for different purposes.  For this purpose, the Fair Market Value of a Share on any trading day shall be (i) if the Shares are listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the price of the last sale before or the first sale after the grant, the closing price on the trading day before or the trading day of the grant, the arithmetic mean of the high and low prices on the trading day before or the trading day of the grant, or shall be determined by any other reasonable method using actual transactions in the Shares as reported on such market.  The determination of fair market value for purposes of setting the exercise price or strike price of an award also

2

may be determined using an average selling price during a specified period that is written 30 days before or 30 days after the applicable valuation date, provided the Committee irrevocably commits to grant the Award with an exercise or strike price set using such an average selling price before the beginning of the specified period, or (ii) if clause (i) is not applicable, the mean of the high bid and low asked quotations for a Share as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for the Shares on at least five of the 10 preceding trading days.  If the information set forth in clauses (i) and (ii) above is unavailable or inapplicable to the Company (e.g., if the Shares are not then publicly traded or quoted), then the “Fair Market Value” of a Share shall be the value as determined by the Committee by the reasonable application of a reasonable valuation method.

(o)                                  “Incentive Stock Option” and “ISO” shall mean an option granted under Section 6 of the Plan that is intended to meet the requirements of Section 422 of the Code, or any successor provision thereto.

(p)                                  “1934 Act” shall mean the Securities Exchange Act of 1934, as amended.

(q)                                  “Non-Qualified Stock Option” shall mean an option granted under Section 6 of the Plan that is not intended to be an Incentive Stock Option.

(r)                                    “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(s)                                   “Other Stock-Based Award” shall mean any right granted under Section 11 of the Plan.

(t)                                     “Participant” shall mean an Eligible Person granted an Award under the Plan.

(u)                                  “Performance Award” shall mean any right granted under Section 9 of the Plan.

(v)                                  “Performance Criteria” shall mean any quantitative and/or qualitative measures, as determined by the Committee, which may be used to measure the level of performance of the Company or any individual Participant during a Performance Period, including any Qualifying Performance Criteria.

(w)                                “Performance Period” shall mean any period as determined by the Committee in its sole discretion.

(x)                                  “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the 1934 Act and used in Sections 13(d) and 14(d) thereof, including “group” as defined in Section 13(d) thereof.

(y)                                  “Qualifying Performance Criteria” shall mean one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or related Subsidiary, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to a previous year’s results or to a designated comparison group, in each case as specified by the Committee in the Award: achieving specified milestones in the discovery and development, commercialization or manufacturing of one or more of the Company product candidates, obtaining debt or equity financing, achieving personal management objectives, achieving sales, revenue, net income (before or after taxes), net earnings, earnings per share, return on total capital, return on equity, cash flow, cash flow from operations, operating profit and/or margin rate targets, subject to adjustment by the Committee to remove the effect of charges for restructurings, discontinued operations, extraordinary items and all items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence, related to the disposal of a segment or a business, or related to a change in accounting principle or otherwise.

(z)                                   “Restricted Securities” shall mean Awards of Restricted Stock or other Awards under which issued and outstanding Shares are held subject to certain restrictions.

(aa)                              “Restricted Stock” shall mean any award of Shares granted under Section 8 of the Plan.

(bb)                            “Restricted Stock Unit” shall mean any right granted under Section 8 of the Plan that is denominated in Shares.

(cc)                              “Shares” shall mean the common shares of the Company par value $0.001 per share, and such other securities as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made under Section 4(b) of the Plan.

(dd)                            “Stock Appreciation Right” shall mean any right granted under Section 7 of the Plan.

(ee)                              “Subsidiary” shall mean a subsidiary company as defined in Section 424(f) of the Code (with the Company being treated as the employer corporation for purposes of this definition).

(ff)                                “2007 Plan” shall mean the Company’s 2007 Long-Term Incentive Plan as amended from time to time.

SECTION 3.                                                                                                      ADMINISTRATION

Except as otherwise provided herein, the Plan shall be administered by the Committee, which shall have the power to interpret the Plan and to adopt such rules and guidelines for implementing the terms of the Plan as it may deem appropriate. The Committee shall have the ability to modify the Plan provisions, to the extent necessary, or delegate such authority, to accommodate any changes in law and regulations in jurisdictions in which Participants will receive Awards.

(a)                                   Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to:

3

(i)                                     designate Participants and grant Awards under the Plan;

(ii)                                  determine the size and type or types of Awards to be granted to each Participant under the Plan;

(iii)                               determine the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards;

(iv)                               determine the terms and conditions of any Award, and to prescribe Award Agreements evidencing or setting terms thereof, which need not be the same for each Participant;

(v)                                  determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, or other Awards, or canceled, forfeited, or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended;

(vi)                               determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee;

(vii)                            interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan;

(viii)                         establish, amend, suspend, or waive such rules and guidelines;

(ix)                               appoint such agents as it shall deem appropriate for the proper administration of the Plan;

(x)                                  make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan; and

(xi)                               correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

(b)                                  Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all Persons, including the Company, any Subsidiary, any Participant, any holder or beneficiary of any Award, any shareholder, and any employee of the Company or of any Subsidiary. Subject to the requirements of applicable law and regulations, actions of the Committee may be taken by:

(i)                                     a subcommittee, designated in writing by the Committee;

(ii)                                  the Committee but with one or more members abstaining or recusing himself or herself from acting on the matter, so long as two or more members remain to act on the matter. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such members, shall be the action of the Committee for purposes of the Plan; or

(iii)                               one or more officers or managers of the Company or any Subsidiary, or a committee of such officers or managers, to whom authority to perform such functions as the Committee may determine, to the fullest extent permitted under Section 157 and other applicable provisions of the Delaware General Corporation Law and the Company’s bylaws, have been delegated and whose authority is subject to such terms and limitations set forth by the Committee in writing, and whose authority shall not extend to any matter relating to Participants who are officers or directors of the Company for purposes of Section 16 of the 1934 Act.

SECTION 4.                                                                                                      SHARES AVAILABLE FOR AWARDS

(a)                                   Shares Available.

(i)                                     Subject to adjustment as provided in Section 4(b) and to the terms of this Section 4, the total number of Shares reserved and available for delivery pursuant to Awards granted under the Plan shall be (A) ~~twelve million seven hundred thousand~~ [xx,xxx,xxx)](1), plus (B) the number of shares that, immediately prior to the Effective Date, remain available for issuance or delivery under the 2007 Plan; plus (C) the number of shares subject to awards under the 2007 Plan which become available for grant under the Plan in accordance with Section 4(c) after the Effective Date.

(ii)                                  The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of Shares actually delivered differs from the number of Shares previously counted in connection with an Award.  Shares subject to an Award or an award under the 2007 Plan that is canceled, expired, forfeited, settled in cash or otherwise terminated or settled without delivery of the full number of Shares subject to such Award to the Participant will again be available for Awards.  In addition, in the case of any Award granted in substitution for an award of a company or business acquired by the Company or an Affiliate, shares delivered or to be delivered in connection with such substitute Award shall not be counted against the number of shares reserved under the Plan, but shall be available under the Plan by virtue of the Company’s assumption of the plan or arrangement of the acquired company or business.  This Section 4(a)(ii) shall apply to the number of Shares reserved and available for ISOs only to the extent consistent with applicable regulations relating to ISOs under the Code.  Because Shares will count against the number reserved upon delivery (or later vesting) and subject to these share counting rules, the Committee may determine that Awards may be outstanding that relate to more Shares than the aggregate remaining available under the Plan, so long as Awards will not result in delivery and vesting of Shares in excess

(1)                                  Such number to be determined, subject to the approval of Proposal 1 and the Exchange Rate of the proposed reverse split, as further described on page 18 of this Proxy Statement.

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of the number then available under the Plan.  The Company shall at all times during the term of the Plan retain as authorized and unissued Shares or treasury Shares at least the number of Shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder.

(iii)                               Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

(iv)                               Upon the Effective Date, no further Awards shall be granted under the 2007 Plan.

(b)                                  Adjustments.

(i)                                     In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, or other securities), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event constitutes an equity restructuring transaction, as that term is defined in Statement of Financial Accounting Standards No. 123 (revised) or otherwise affects the Shares, then the Committee shall adjust the following in a manner that is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan:

(A)                                the number and type of Shares or other securities which thereafter may be made the subject of Awards;

(B)                                 the number and type of Shares or other securities subject to outstanding Awards;

(C)                                 the number and type of Shares or other securities specified as the annual per-participant limitation under Sections 14(e), (f), and (g);

(D)                                the grant, purchase, or exercise price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; and

(E)                                 other value determinations applicable to outstanding awards;

provided, however, in each case, that with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code or any successor provision thereto; and provided further, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

(ii)                                  In the event the Company or any Subsidiary shall assume outstanding employee awards or the right or obligation to make future such awards in connection with the acquisition of another business or another corporation or business entity, the Committee may make such adjustments, not inconsistent with the terms of the Plan, in the terms of Awards as it shall deem appropriate in order to achieve reasonable comparability or other equitable relationship between the assumed awards and the Awards granted under the Plan as so adjusted.

(iii)                               The Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company, any Subsidiary, or the financial statements of the Company or any Subsidiary, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits to be made available under the Plan.

(c)                                   Prior Plans. Except as otherwise provided herein, (i) any award made under the Company’s Amended and Restated 1998 Stock Incentive Plan, as amended before the expiration of such plan, shall continue to be subject to the terms and conditions of such plan and the applicable award agreement, and (ii) any award made under the 2007 Plan before the Effective Date shall continue to be subject to the terms and conditions of the 2007 Plan and the applicable award agreement.

SECTION 5.                                                                                                      ELIGIBILITY

Any Eligible Person shall be eligible to be designated a Participant.

SECTION 6.                                                                                                      OPTIONS

The Committee is authorized to grant Options to Eligible Persons with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

(a)                                   Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee no later than the date of grant of such Option; provided, however, and except as provided in Section 4(b), that such purchase price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option.

(b)                                  Option Term. The term of each Option shall be specified in the applicable Award Agreement and shall not exceed ten (10) years from its date of grant.

(c)                                   Time and Method of Exercise. The Committee shall establish in the applicable Award Agreement the time or times at which and the circumstances under which (including based on achievement of performance goals and/or future service requirements) an Option may be exercised in whole or in part, and the method or methods by which, and the form or forms, including, without

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limitation, cash, Shares (including Shares deliverable on exercise), other Awards, or other property that does not have a deferral feature, (including through “net exercise” or “cashless exercise” arrangements to the extent permitted by applicable law), or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which, payment of the exercise price with respect thereto may be made or deemed to have been made, and the method or forms in which Shares will be delivered or deemed delivered in satisfaction of Options.  In addition, the Committee may allow a Participant to exercise any Option by delivering to the Company or its designated agent an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell Shares and deliver the sale proceeds directly to the Company to the extent required to pay the Option exercise price.

(d)                                  Incentive Stock Options. Only employees (as determined in accordance with Section 3401(c) of the Code) of the Company or a Subsidiary may be granted Incentive Stock Options.  The terms of any Incentive Stock Option granted under the Plan shall be designed to comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder.  In addition, Options designated as Incentive Stock Options shall not be eligible for treatment under the Code as Incentive Stock Options (and will be deemed to be Non-Qualified Stock Options) to the extent that either (1) the aggregate Fair Market Value of Shares (determined as of the time of grant) with respect to which such Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Subsidiary) exceeds $100,000, taking Options into account in the order in which they were granted, or (2) such Options otherwise remain exercisable but are not exercised within three (3) months of termination of employment (or such other period of time provided in Section 422 of the Code).

SECTION 7.                                                                                                      STOCK APPRECIATION RIGHTS

The Committee is authorized to grant Stock Appreciation Rights to Eligible Persons.  Subject to the terms of the Plan and any applicable Award Agreement, a Stock Appreciation Right granted under the Plan shall confer on the Participant a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the right as specified by the Committee.

(a)                                   Grant Price. The grant price of any Stock Appreciation Right shall be determined by the Committee no later than the date of grant, provided, however, that such price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right, and if a Stock Appreciation Right is granted in tandem to an Option, the grant price of the Stock Appreciation Right shall not be less than the exercise price of such Option.

(b)                                  Term. The term of each Stock Appreciation Right shall be specified in the applicable Award Agreement and shall not exceed ten (10) years from the date of grant.

(c)                                   Time and Method of Exercise. The Committee shall establish in the applicable Award Agreement the time or times at which and the circumstances under which a Stock Appreciation Right may be exercised in whole or in part (including achievement of performance goals and/or future service requirements, and the method of exercise, method of settlement, form of consideration payable in settlement (whether cash, Shares or other property) and the methods or forms in which Shares will be delivered or deemed to be delivered, and whether or not a Stock Appreciation Right shall be freestanding or in tandem or combination with any other Award).

SECTION 8.                                                                                                      RESTRICTED STOCK AND RESTRICTED STOCK UNITS

(a)                                   Grant. The Committee is authorized to grant Awards of Restricted Stock and Restricted Stock Units to Eligible Persons.

(b)                                  Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may establish in the applicable Award Agreement (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right), which restrictions may lapse separately or in combination at such time or times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may deem appropriate.  Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be delivered to the holder of Restricted Stock or Restricted Stock Unit promptly after such restrictions have lapsed.

(c)                                   Registration. Any Restricted Stock or Restricted Stock Units granted under the Plan may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

(d)                                  Consideration.  A Participant shall pay such consideration for Restricted Stock as the Committee may require; provided that the minimum consideration for shares of Restricted Stock (other than treasury shares) shall be the par value of such Shares.

(e)                                   Forfeiture. Upon termination of service during the applicable restriction period, except as set forth herein or in the applicable Award Agreement or as otherwise determined by the Committee, all Shares of Restricted Stock and all Restricted Stock Units still, in either case, subject to restriction shall automatically be forfeited and reacquired for no additional consideration by the Company.

(f)                                    Dividend Equivalents.  Unless otherwise determined by the Committee, and subject to Section 10, Dividend Equivalents on Restricted Stock Units shall be either (A) paid with respect to such Restricted Stock Units at the dividend payment date in cash or unrestricted Shares having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Restricted Stock Units, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in Restricted Stock Units, other Awards or other investment vehicles having a Fair Market Value equal to the amount of such dividends, as the Committee shall determine or permit a Participant to elect, and shall be paid when the Restricted Stock Units to which they relate

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are settled.  Notwithstanding the foregoing, Dividend Equivalents (whether in the form of Restricted Stock Units or otherwise) on Restricted Stock Units that are contingent on satisfying performance criteria shall be forfeited if the Restricted Stock Units to which they relate are forfeited or otherwise not earned.  Unless otherwise determined by the Committee, cash, Shares or other property distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock and Restricted Stock Units with respect to which such Shares or other property has been distributed.

SECTION 9.                                                                                                      PERFORMANCE AWARDS

The Committee is hereby authorized to grant Performance Awards to Participants. Performance Awards include arrangements under which the grant, issuance, retention, vesting and/or transferability of any Award is subject to such Performance Criteria and such additional conditions or terms as the Committee may designate.  Performance Awards may be made in cash.  Subject to the terms of the Plan and any applicable Award Agreement, a Performance Award granted under the Plan:

(a)                                   may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock), other securities, or other Awards; and

(b)                                  shall confer on the holder thereof rights valued as determined by the Committee and payable to, or exercisable by, the holder of the Performance Award, in whole or in part, upon the achievement of such performance goals during such Performance Periods as the Committee shall establish.

SECTION 10.                                                                                                DIVIDEND EQUIVALENTS

The Committee is hereby authorized to grant to Participants Awards under which the holders thereof shall be entitled to receive payments equivalent to dividends or interest with respect to a number of Shares determined by the Committee, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested. Subject to the terms of the Plan and any applicable Award Agreement, such Awards may have such terms and conditions as the Committee shall determine.

SECTION 11.                                                                                             OTHER STOCK-BASED AWARDS

The Committee is hereby authorized to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purposes of the Plan, provided, however, that such grants must comply with applicable law. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of such Awards. Shares or other securities delivered pursuant to a purchase right granted under this Section 11 shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, Shares, other securities, or other Awards, or any combination thereof, as the Committee shall determine, the value of which consideration, as established by the Committee, and except as provided in Section 4(b), shall not be less than the Fair Market Value of such Shares or other securities as of the date such purchase right is granted.

SECTION 12.                                                                                                TERMINATION OF EMPLOYMENT OR SERVICE

(a)                                   For Cause.  Except as otherwise provided by the Committee in an Award Agreement, if a Participant’s employment or service is terminated for Cause (i) the Participant’s Restricted Stock or Restricted Stock Units that are then forfeitable shall thereupon be forfeited, and (ii) any unexercised Option, Stock Appreciation Right, Performance Award, Other Stock-Based Award or cash Award shall terminate effective immediately upon such termination of employment or service.

(b)                                  On Account of Death.  Except as otherwise provided by the Committee in an Award Agreement, if a Participant’s employment or service terminates on account of death (or if a Participant dies within ninety (90) days following termination of employment due to Disability), then:

(i)                                     the Participant’s Restricted Stock and Restricted Stock Units that were forfeitable shall thereupon become nonforfeitable;

(ii)                                  any unexercised Option or Stock Appreciation Right, to the extent exercisable on the date of such termination of employment or service, may be exercised, in whole or in part, within the first twelve (12) months after such termination of employment or service (but only during the term of such Award) after the death of the Participant by (A) his or her personal representative or by the person to whom an Option or Stock Appreciation Right, as applicable, is transferred by will or the applicable laws of descent and distribution or (B) the Participant’s designated beneficiary; and, to the extent that any such Option or Stock Appreciation Right was not exercisable on the date of such termination of employment or service, it will immediately terminate; and

(iii)                               the Participant’s rights with respect to any unexercised Performance Shares, Other Stock-Based Awards or cash Awards shall be as set forth in the applicable Award Agreement.

(c)                                   On Account of Disability.  Except as otherwise provided by the Committee in an Award Agreement, if a Participant’s employment or service terminates on account of Disability, then:

(i)                                     the Participant’s Restricted Stock and Restricted Stock Units that were forfeitable shall thereupon become nonforfeitable;

(ii)                                  any unexercised Option or Stock Appreciation Right, to the extent exercisable on the date of such termination of employment or service, may be exercised in whole or in part, within the first ninety (90) days after such termination of employment or service (but only during the term of such Award) by the Participant, or by (A) his or her personal

7

representative or by the person to whom an Option or Stock Appreciation Right, as applicable, is transferred by will or the applicable laws of descent and distribution or (B) the Participant’s designated beneficiary; and, to the extent that any such Option or Stock Appreciation Right was not exercisable on the date of such termination of employment, it will immediately terminate; and

(iii)                               the Participant’s rights with respect to any unexercised Performance Shares, Other Stock-Based Awards or cash Awards shall be as set forth in the applicable Award Agreement.

(d)                                  Any Other Reason.  Except as otherwise provided by the Committee in an Award Agreement, if a Participant’s employment or service terminates for any reason other than for Cause, death, or Disability, then:

(i)                                     the Participant’s Restricted Stock and Restricted Stock Units, to the extent forfeitable on the date of the Participant’s termination of employment or service, shall be forfeited on such date;

(ii)                                  any unexercised Option or Stock Appreciation Right, to the extent exercisable immediately before the Participant’s termination of employment or service, may be exercised in whole or in part, not later than three (3) months after such termination of employment or service (but only during the term of such Award); and, to the extent that any such Option or Stock Appreciation Right was not exercisable on the date of such termination of employment or service, it will immediately terminate; and

(iii)                               the Participant’s rights with respect to any unexercised Performance Shares, Other Stock-Based Awards or cash Awards shall be as set forth in the applicable Award Agreement.

(e)                                   Repurchase Rights.  Except as otherwise provided by the Committee in an Award Agreement, if at any time a Participant’s employment or service with the Company is terminated for Cause or a Participant breaches any post-termination covenants set forth in any written agreement between the Participant and the Company, the Company may, in its discretion, for a period of one year after the termination for Cause or the actual discovery by the Company of the breach, as applicable, and upon 10 (ten) days’ notice to the Participant, (i) repurchase all or any portion of any Shares acquired by the Participant upon the Participant’s exercise of an Award, and/or (ii) require any such Participant to repay to the Company the amount of any profits derived by such Participant upon the sale or other disposition of any Shares underlying an Award during the preceding three years.  The purchase price for any Shares repurchased by the Company pursuant to clause (i) of this Section 12(e) shall be the lesser of the price paid to acquire such Share and the Fair Market Value thereof on the date of such purchase by the Company.

SECTION 13.                                                                                                CHANGE IN CONTROL

Except as otherwise expressly provided in a Participant’s employment or consulting agreement, Award Agreement, or other applicable agreement:

(a)                                   In the event of any Change in Control, the vesting of each outstanding Option and Stock Appreciation Right shall automatically accelerate so that each such Option and Stock Appreciation Right shall, immediately prior to the effective date of the Change in Control, become fully exercisable with respect to the total number of Shares at the time subject to such Option or Stock Appreciation Right and may be exercised for any or all of those Shares as fully-vested Shares. However, an outstanding Option or Stock Appreciation Right shall not so accelerate if and to the extent: (i) such Option or Stock Appreciation Right is, in connection with the Change in Control, either to be assumed by the successor corporation (or parent thereof) or to be replaced with a comparable Option to purchase shares of the capital stock of the successor corporation (or parent thereof) or stock appreciation right, (ii) such Option or Stock Appreciation Right is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested Option Shares or Stock Appreciation Right at the time of the Change in Control and provides for subsequent payout in accordance with the same vesting schedule applicable to the Option or Stock Appreciation Right or (iii) the acceleration of such Option or Stock Appreciation Right is subject to other limitations under the applicable Award Agreement. The determination of comparability under clause (i) above shall be made by the Committee, and its determination shall be final, binding and conclusive.

(b)                                  All outstanding restrictions with respect to any Restricted Stock or Restricted Stock Units shall also terminate automatically, and the Shares subject to those restrictions shall immediately vest in full, in the event of any Change in Control, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Change in Control or (ii) such accelerated vesting is precluded by other limitations imposed under the applicable Award Agreement or would trigger additional taxes under Section 409A of the Code.

(c)                                   The Committee shall have the discretion, exercisable either at the time an Award is granted or at any time while the Award remains outstanding, to provide for the automatic acceleration of one or more outstanding Awards upon the occurrence of a Change in Control, whether or not those Awards are to be assumed or replaced in the Change in Control.

(d)                                  The outstanding Options or other Awards shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

SECTION 14.                                                                                                GENERAL

(a)                                   No Cash Consideration for Awards. Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

(b)                                  Awards May be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in

8

addition to, in tandem with, or in substitution for any other Award or any award granted under any other plan of the Company or any Subsidiary. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company or any Subsidiary, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(c)                                   Forms of Payment Under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or a Subsidiary upon the grant, exercise, or payment of an Award may be made in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, rights in or to Shares issuable under the Award or other Awards, other securities, or other Awards, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments.

(d)                                  Limits on Transfer of Awards. Except as provided by the Committee, no Award and no right under any such Award, shall be assignable, alienable, saleable, or transferable by a Participant otherwise than by will or by the laws of descent and distribution provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant with respect to any Award upon the death of the Participant. Each Award, and each right under any Award, shall be exercisable, during the Participant’s lifetime, only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. No Award and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

(e)                                   Per-Person Limitation on Options and SARs. The number of Shares with respect to which Options and Stock Appreciation Rights may be granted under the Plan during any year to an individual Participant shall not exceed 1,500,000 Shares, subject to adjustment as provided in Section 4(b).

(f)                                    Per-Person Limitation on Certain Awards. Other than Options and Stock Appreciation Rights, the aggregate number of Shares with respect to which Restricted Stock, Restricted Stock Units, Performance Awards and Other Stock-Based Awards may be granted under the Plan during any year to an individual Participant shall not exceed 750,000 Shares, subject to adjustment as provided in Section 4(b).

(g)                                   Per-Person Limit on Performance-Based Awards.  Subject to Section 4, the aggregate number of Shares subject to Awards that are intended to qualify as “performance-based compensation” under Code Section 162(m) granted during any calendar year to any one Eligible Person (taking into account the maximum number payable based on performance exceeding target objectives) shall not exceed three (3) million Shares.  The maximum amount payable as a cash Award for any performance period to an Eligible Person that is intended to satisfy the requirements for “performance-based compensation” under Code Section 162(m) shall be five (5) million dollars per calendar year.  In the case of an award with a multi-year performance period, these limits shall apply to each calendar year (or portion thereof) in the performance period.  The limitation on cash Awards is separate from and not affected by the limitation on Awards denominated in Shares.

(h)                                  Conditions and Restrictions Upon Securities Subject to Awards. The Committee may provide that the Shares issued upon exercise of an Option or Stock Appreciation Right or otherwise subject to or issued under an Award shall be subject to such further agreements, restrictions, conditions or limitations as the Committee in its discretion may specify prior to the exercise of such Option or Stock Appreciation Right or the grant, vesting or settlement of such Award, including without limitation, conditions on vesting or transferability and forfeiture or repurchase provisions or provisions on payment of taxes arising in connection with an Award. Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Shares issued under an Award, including without limitation: (A) restrictions under an insider trading policy or pursuant to applicable law, (B) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and holders of other Company equity compensation arrangements, (C) restrictions as to the use of a specified brokerage firm for such resales or other transfers and (D) provisions requiring Shares to be sold on the open market or to the Company in order to satisfy tax withholding or other obligations.

(i)                                     Share Certificates. All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal, state, or local securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(j)                                     No Rights to Awards. No Participant or other Person shall have any claim to be granted any Award under the Plan, or, having been selected to receive an Award under this Plan, to be selected to receive a future Award, and further there is no obligation for uniformity of treatment of Employees, Directors, Consultants, Participants, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient.

(k)                                  Tax Provisions.

(i)                                     Withholding.  The Company and any Subsidiary is authorized to withhold, at the time of grant or settlement or other time as appropriate, from any Award, any payment relating to an Award, including from a distribution of Shares, or any payroll or other payment to a Participant, amounts of withholding and other taxes required to be withheld.  This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of the Company’s (or a Subsidiary’s) withholding obligations, either on a mandatory or elective basis in the discretion of the Committee.  The Committee is specifically authorized to allow Participants to satisfy withholding tax amounts by electing to have the Company (or a Subsidiary) withhold from the Shares to be delivered upon exercise of an

9

Option or vesting or settlement of a Stock Award that number of Shares having a Fair Market Value equal to the amount required to be withheld.

(ii)                                  Required Consent to and Notification of Code Section 83(b) Election.  No election under Code Section 83(b) (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under a similar provision of the laws of a jurisdiction outside the United States may be made unless expressly permitted by the terms of the Award Agreement or by action of the Committee in writing prior to the making of such election.  In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Committee of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.

(iii)                               Requirement of Notification Upon Disqualifying Disposition Under Code Section 421(b).  If any Participant shall make any disposition of shares of Stock delivered pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Participant shall notify the Committee of such disposition within ten days thereof.

(iv)                               Payment of Tax Amount.  Notwithstanding anything herein to the contrary, in the event the Internal Revenue Service should finally determine that part or all of an Award that has not been settled is nevertheless required to be included in the Participant’s gross income for federal income tax purposes, then an amount necessary to pay applicable federal, state or local income taxes on such includible value shall be distributed with respect to the Award in a lump sum cash payment within sixty (60) days after such determination, without the requirement of separate approval by the Committee.  A “final determination” of the Internal Revenue Service is a determination in writing ordering the payment of additional tax, reporting of additional gross income or otherwise requiring an Award or portion thereof to be included in gross income, which is not appealable or which the Participant does not appeal within the time prescribed for appeals.

(v)                                  Construction in Compliance with Code Section 409A.  The Company intends that none of the grant, exercise, settlement or amendment or termination of any Award under the Plan will cause the Participant to be liable for payment of interest or a tax penalty under Code Section 409A.  The provisions of the Plan and any Award Agreement shall be construed consistent with that intent.

(vi)                               “Termination of service,” “resignation” or words of similar import, as used in this Plan shall mean, with respect to any payments of deferred compensation subject to Section 409A of the Code, the Participant’s “separation from service” as defined in Section 409A of the Code.  For this purpose, a “separation from service” is deemed to occur on the date that the Company and the Participant reasonably anticipate that the level of bona fide services the Participant would perform after the date (whether as an employee or independent contractor) would permanently decrease to a level that, based on the facts and circumstances would constitute a separation from service; provided that a decrease to a level that is 50% or more of the average level of bona fide services provided over the prior 36 months shall not be a separation from service, and a decrease to a level that is 20% or less of the average level of such bona fide services shall be a separation from service.  The bona fide services taken into account for purposes of determining whether there has been a separation from service shall be services performed for the Company and any person or entity that would be considered a single employer with the Company under Section 414(b) or 414(c) of the code; provided that, in applying Section 1563(a)(1), (2), and (3) of the Code, the language “at least 50 percent” shall be used instead of “at least 80 percent;” and further provided that “at least 20 percent” shall be used instead of “at least 50 percent” where based on legitimate business criteria.

(vii)                            Six-Month Delay.  Any distribution or settlement of an Award triggered by the separation from service of a Specified Employee that would otherwise be made prior to the Deferred Distribution Date (as defined below) shall not occur earlier than the Deferred Distribution Date.  The “Deferred Distribution Date” is the day that is six (6) month and one (1) day after a Participant’s separation from service.

(l)                                     No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(m)                               No Right to Employment. The grant of an Award shall not constitute an employment contract nor be construed as giving a Participant the right to be retained in the employ or service of the Company or any Subsidiary. Further, the Company or a Subsidiary may at any time dismiss a Participant from employment, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(n)                                  Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable Federal law without regard to conflict of laws.

(o)                                  Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

(p)                                  No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary pursuant to an Award, such right shall be no

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greater than the right of any unsecured general creditor of the Company or any Subsidiary.

(q)                                  No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, or other securities shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(r)                                    Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(s)                                   No Representations or Covenants With Respect to Tax Qualification. Although the Company may endeavor to (i) qualify an Award for favorable U.S. or foreign tax treatment (e.g., incentive stock options under Section 422 of the Code) or (ii) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Awards under the Plan.

(t)                                     Compliance With Laws. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or stock exchanges on which the Company is listed as may be required. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to:

(i)                                     obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(ii)                                  completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable or at a time when any such registration or qualification is not current, has been suspended or otherwise has ceased to be effective.

The inability or impracticability of the Company to obtain or maintain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

SECTION 15.                                                                                                AMENDMENT AND TERMINATION

Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

(a)                                   Amendments to the Plan. The Board of Directors of the Company may amend, alter, suspend, discontinue, or terminate the Plan, in whole or in part; provided, however, that without the prior approval of the Company’s shareowners, no material amendment shall be made if shareholder approval is required by law, regulation, or stock exchange, and; provided, further, that, notwithstanding any other provision of the Plan or any Award Agreement, no such amendment, alteration, suspension, discontinuation, or termination shall be made without the approval of the shareholders of the Company that would:

(i)                                     increase the total number of Shares available for Awards under the Plan, except as provided in Section 4 hereof; or

(ii)                                  except as provided in Section 4(b), permit Options, Stock Appreciation Rights, or Other Stock-Based Awards encompassing rights to purchase Shares to be repriced, replaced, or regranted through cancellation, or by lowering the exercise price of a previously granted Option or the grant price of a previously granted Stock Appreciation Right, or the purchase price of a previously granted Other Stock-Based Award.

(b)                                  Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue, or terminate, any Awards theretofore granted, prospectively or retroactively. Except for amendments authorized under Section 13, no such amendment or alteration shall be made which would impair the rights of any Participant, without such Participant’s consent, under any Award theretofore granted, provided that no such consent shall be required with respect to any amendment or alteration if the Committee determines in its sole discretion that such amendment or alteration either (i) is required or advisable in order for the Company, the Plan or the Award to satisfy or conform to any law or regulation or to meet the requirements of any accounting standard, or (ii) is not reasonably likely to significantly diminish the benefits provided under such Award.

SECTION 16.                                                                                                EFFECTIVE DATE OF THE PLAN

The Plan shall be effective on the date that it is approved by the Company’s shareholders (the “Effective Date”).

SECTION 17.                                                                                                TERM OF THE PLAN

Unless earlier terminated by action of the Board of Directors, the Plan will remain in effect until such time as no Shares remain available for delivery under the Plan and the Company has no further rights or obligations under the Plan with respect to outstanding Awards under the Plan.  No incentive stock option shall be granted under the Plan after the tenth anniversary of the adoption of the Plan by the Board.  However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond the termination of the Plan, and the authority of the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board of Directors of the Company to amend the Plan, shall extend beyond such date.

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YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Vote by Internet or Telephone - Q UICK  EASY IMMEDI ATE - 24 Hours a Day, 7 Days a Week or by Mail Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on January 20, 2016. ABC CORP. INTERNET/MOBILE – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. PHONE – 1 (866) 894-0537 Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.  FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED  Please mark your votes like this PROXY Proposal 1 To authorize the Board of Directors of the Company (the “Board”), in its sole discretion, to effect a share consolidation, or reverse split (“reverse split”), of our common stock, par value $.001 per share (“Common Stock”), by filing an Amendment to our Amended and Restated Certificate of Incorporation, as amended (“Certificate of Incorporation”), at any time through December 31, 2016, at an exchange ratio of not less than 1-for-10 and not greater than 1-for-20, as determined by the Board in its sole discretion. The Board will retain the discretion to determine whether or not to implement a reverse split through December 31, 2016. Proposal 2 If and only if Proposal 1 is approved by stockholders, to authorize the Board in conjunction with a reverse split to reduce the number of authorized shares of Common Stock available for issuance from 250 million shares to a number that equals the number set forth opposite the exchange ratio applied in the reverse split in the table included on page 5 of the Proxy Statement, by filing an Amendment to our Certificate of Incorporation at any time through December 31, 2016. For example, if a 1-for-10 reverse split is implemented, the authorized shares will be reduced from 250 million to 50 million shares. Proposal 3 If and only if Proposal 1 is approved by stockholders, to approve the Amended and Restated Discovery Laboratories, Inc. 2011 Long-Term Incentive Plan (“Restated 2011 Plan”) to authorize the issuance of additional shares under the 2011 Long-Term Incentive Plan in an amount that equals the number set forth opposite the exchange ratio applied in the reverse split in the table included on page 18 of the Proxy Statement, and approve the Restated 2011 Plan for purposes of Section 162 of the Internal Revenue Code for an additional five years. FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN COMPANY ID: Proposal 4 To authorize an adjournment of the Special Meeting (as may be determined by the Board), if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of any of Proposals 1 through 3. FOR AGAINST ABSTAIN PROXY NUMBER: ACCOUNT NUMBER: Signature Signature Date , 2016. PLEASE SIGN THIS PROXY EXACTLY AS YOUR NAME OR NAMES APPEAR ON THE BOOKS OF THE COMPANY. JOINT OWNERS SHOULD EACH SIGN PERSONALLY. ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN MUST GIVE FULL TITLE AS SUCH. IF A CORPORATION OR PARTNERSHIP, THE SIGNATURE SHOULD BE THAT OF AN AUTHORIZED PERSON WHO SHOULD STATE HIS OR HER TITLE. X PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held January 21, 2016. The Proxy Statement is available at: http://www.ezodproxy.com/discoverylabs/sm2016  FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED  PROXY Discovery Laboratories, Inc. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned, revoking all prior proxies, hereby appoints John G. Cooper, with full power of substitution, as proxy to represent and vote all shares of Common Stock, par value $.001 per share, of Discovery Laboratories, Inc. (the “Company”), which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of the Company to be held on January 21, 2016 at 8:00 a.m. Eastern Daylight Time at Homewood Suites, 2650 Kelly Road, Warrington, PA 18976, and at all adjournments or postponements thereof, upon matters set forth in the Notice of Special Meeting of Stockholders Proxy dated December 15, 2015, a copy of which has been received by the undersigned. Each share of Common Stock is entitled to one vote. The proxies are further authorized to vote, in their discretion, upon other such business as may properly come before the meeting or any adjournments or postponements thereof. Each of Items 1, 2, 3 and 4 is proposed by the Company. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE APPROVAL OF THE REVERSE SPLIT, “FOR” THE APPROVAL OF THE SHARE AMENDMENT, “FOR” THE RESTATED 2011 PLAN, AND “FOR” AN ADJOURNMENT OF THE SPECIAL MEETING (AS MAY BE DETERMINED BY THE BOARD). The undersigned hereby acknowledges receipt of the Notice of Special Meeting and Proxy Statement of Discovery Laboratories, Inc. PLEASE DATE, SIGN AND MAIL IN THE ENCLOSED REPLY ENVELOPE. (Continued and to be marked, dated and signed, on the other side)